Exhibit 99.2

AUDITOR’S REPORT

To the Shareholders of

OPHIR OPTRONICS LTD.

We have audited the accompanying consolidated balance sheets of Ophir Optronics Ltd. (“the Company”) as of December 31, 2010 and 2009, and the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2010, and 2009. These financial statements are the responsibility of the Company’s board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We did not audit the financial statements of certain subsidiaries, whose assets constitute approximately 6.23% and 24.15% of total consolidated assets as of December 31, 2010 and 2009, respectively, and whose revenues constitute approximately 11.42% and 47.59% of total consolidated revenues for the years ended December 31, 2010 and 2009, respectively. The financial statements of those companies were audited by other auditors, whose reports have been furnished to us, and our opinion, insofar as it relates to amounts included for those companies, is based on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards in United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2010 and 2009, and the results of their operations, changes in their equity and cash flows for each of the years ended December 31, 2010 and 2009, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 29, 2011	A Member of Ernst & Young Global

The Board of Directors and Stockholders

Ophir Optics, LLC

N. Andover, Massachusetts

Independent Auditor’s Report

We have audited the accompanying statement of financial position of Ophir Optics, LLC as of December 31, 2009, and the related statements of income, changes in equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ophir Optics, LLC as of December 31, 2009, and the results of its operations, changes in equity and its cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Feeley & Driscoll, P.C.

Boston, Massachusetts

March 19, 2010

Independent Auditor’s Report

To the Members

Ophir-Spiricon, LLC

Logan, UT

We have audited the balance sheets of Ophir-Spiricon, LLC (“the Company”) as of December 31, 2010 and 2009, and the related statements of comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for out opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of their operations, changes in their equity and cash flows for each of the years ended December 31, 2010 and 2009, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

/s/ Haynie & Company CPAs, P.C.

Salt Lake City, Utah

March 25, 2011

Independent Auditor’s Report

To the Members

Ophir-Photon, LLC

San Jose, CA

We have audited the balance sheets of Ophir-Photon, LLC (“the Company”) as of December 31, 2010 and 2009, and the related statements of comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s board of directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for out opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of their operations, changes in their equity and cash flows for each of the years ended December 31, 2010 and 2009, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

/s/ Haynie & Company CPAs, P.C.

Salt Lake City, Utah

March 25, 2011

OPHIR OPTRONICS LTD.

CONSOLIDATED BALANCE SHEETS

		December 31,
		2010	2009
	Note	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	15,084	15,475
Short-term deposits	4	93	87
Trade receivables	5	18,945	18,086
Other accounts receivable	6	2,194	2,086
Inventory	7	24,182	24,481
Financial derivatives	17	1,323	535

		61,821	60,750

NON-CURRENT ASSETS
Other receivables	8	734	562
Financial derivatives for marketable debenture hedges	17	1,153	1,000
Prepaid operating lease expenses of land	9	117	121
Employee benefit assets	18	775	496
Fixed assets	11	37,363	36,306
Intangible assets	12	11,038	8,475
Goodwill	12	5,631	4,439
Deferred taxes	23	1,065	624

		57,876	52,023

		119,697	112,773

The accompanying notes are an integral part of the consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED BALANCE SHEETS

		December 31,
		2010	2009
	Note	U.S. dollars in thousands
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Credit from banks and others	13	2,497	1,897
Current maturities of marketable debentures	16	4,664	4,250
Trade payable	14	7,711	7,003
Current taxes payable		860	1,605
Other accounts payable	15	8,827	7,970
Financial derivatives	17	293	246

		24,852	22,971

NON-CURRENT LIABILITIES
Loans from banks	16	6,751	5,198
Marketable debentures	16	6,996	10,626
Stock options	16	1,048	872
Financial derivatives	16, 17	49	217
Other non-current liabilities	16c	2,261	942
Employee benefit liabilities	18	299	—
Deferred taxes	23	1,797	620

		19,201	18,475

EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE COMPANY	21
Share capital		9,575	9,437
Share premium		27,342	26,428
Reserve for share-based payment transactions		2,274	2,088
Retained earnings		34,510	31,879
Reserve for hedges		661	311
Foreign currency translation adjustments		28	101

		74,390	70,244
NON-CONTROLLING INTERESTS		1,254	1,083

Total equity		75,644	71,327

		119,697	112,773

The accompanying notes are an integral part of the consolidated financial statements.

March 29, 2011	Dr. Yaacov Zerem	Dr. Efraim Greenfield	Michael Blajwas
Date of approval of the financial statements	Chairman of the Board and CEO	Director	CFO

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		Year ended December 31,
		2010	2009
	Note	U.S. dollars in thousands (except share and per share data)
Revenue from sales		107,759	101,565
Cost of sales	24b	65,412	63,462

Gross profit		42,347	38,103

Research and development expenses, net	24c	8,812	7,817
Selling and marketing expenses	24d	11,642	9,451
General and administrative expenses	24e	11,568	9,563
Other expenses (income), net	24f	(165)	46

		31,857	26,877

Operating income		10,490	11,226
Finance income	24g	338	402
Revaluation of stock options	24g	(176)	(40)
Finance expenses	24g	(1,553)	(2,220)

Income before taxes on income		9,099	9,368
Taxes on income	23	1,510	1,465

Net income		7,589	7,903

Other comprehensive income (after tax effect):
Gain from cash flow hedge transactions		350	1,012
Foreign currency translation adjustments		8	(9)

Total other comprehensive income		358	1,003

Total comprehensive income		7,947	8,906

Net income attributable to:
Equity holders of the Company		7,499	7,503
Non-controlling interests		90	400

		7,589	7,903

Total comprehensive income attributable to:
Equity holders of the Company		7,776	8,510
Non-controlling interests		171	396

		7,947	8,906

Net earnings per share attributable to equity holders of the Company (in U.S. dollars):	25
Basic net earnings		0.29	0.30

Diluted net earnings		0.29	0.29

The accompanying notes are an integral part of the consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Share capital	Share premium	Reserve from share-based payment transactions	Retained earnings	Reserve from hedges	Foreign currency translation adjustments	Total	Non- controlling interests	Total equity
		U.S. dollars in thousands
Balance as of January1, 2009	9,403	26,224	1,796	26,269	(701)	106	63,097	798	63,895
Net income	—	—	—	7,503	—	—	7,503	400	7,903
Other comprehensive income (loss)	—	—	—	—	1,012	(5)	1,007	(4)	1,003
Total comprehensive income (loss)	—	—	—	7,503	1,012	(5)	8,510	*) 396	8,906
Increase of the holding share in subsidiary	—	—	—	—	—	—	—	(111)	(111)
Exercise of stock options into shares	34	204	—	—	—	—	238	—	238
Cost of share-based payment, net	—	—	292	—	—	—	292	—	292
Dividend declared and paid	—	—	—	(1,893)	—	—	(1,893)	—	(1,893)
Balance as of December 31, 2009	9,437	26,428	2,088	31,879	311	101	70,244	1,083	71,327
Net income	—	—	—	7,499	—	—	7,499	90	7,589
Other comprehensive income (loss)	—	—	—	—	350	(73)	277	81	358
Total comprehensive income (loss)	—	—	—	7,499	350	(73)	7,776	*) 171	7,947
Exercise of stock options into shares	138	914	—	—	—	—	1,052	—	1,052
Cost of share-based payment, net	—	—	186	—	—	—	186	—	186
Dividend declared and paid	—	—	—	(4,868)	—	—	(4,868)	—	(4,868)

Balance as of December 31, 2010	9,575	27,342	2,274	34,510	661	28	74,390	1,254	75,644

*)	The composition of the comprehensive income of non-controlling interests is as follows:

	2010	2009
	U.S. dollars in thousands
Net income attributable to non-controlling interests	90	400
Foreign currency translation adjustments	81	(4)

Total comprehensive income attributable to non-controlling interests	171	396

The accompanying notes are an integral part of the consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Cash flow from operating activities:
Net income	7,589	7,903

Adjustment to reconcile net income to net cash provided by operating activities:
Adjustments to profit or loss items:
Depreciation and amortization	7,208	5,793
Prepaid operating lease expenses of land	4	4
Cost of share-based payment, net	186	292
Finance expenses, net	662	548
Revaluation of non-current marketable debentures and financial derivatives, net	779	578
Revaluation of stock options, net	176	40
Revaluation of put option for non-controlling interests	—	(3)
Capital loss from sale of fixed assets	7	46
Revaluation of non-current liabilities, net	1,021	601
Taxes on income	1,510	1,465
Changes in employee benefit assets and liabilities , net	—	(532)

	11,553	8,832
Changes in operating asset and liability items:
Decrease (increase) in trade receivables	(464)	1,465
Decrease (increase) in other accounts receivable	(303	(382)
Decrease (increase) in inventory	751	5,433
Increase (decrease) in trade payables	687	(1,892)
Increase (decrease) in other accounts payable	58	(2,338)

	729	2,286

Cash paid and received during the year for:
Interest paid	(946)	(972)
Interest received	87	155
Taxes paid	(2,274)	(346)
Taxes received	300	470

	(2,833)	(693)

Net cash provided by operating activities	17,038	18,328

The accompanying notes are an integral part of the consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Cash flow from investing activities:
Withdrawal of (investment in) short-term deposits, net	5	(43)
Purchase of fixed assets	(6,241)	(10,618)
Investment in subsidiary	—	(759)
Acquisition of initially consolidated subsidiary (a)	(1,862)	—
Investment in intangible assets	(3,141)	(2,637)
Proceeds from sale of fixed assets	65	63

Net cash used in investing activities	(11,174)	(13,994)

Cash flow from financing activities:
Issue of share capital to non-controlling interests in subsidiary	—	163
Exercise of stock options into shares	1,052	238
Dividend paid	(4,868)	(1,893)
Payment of loans from non-controlling interests in subsidiary	—	(337)
Exercise of put option of non-controlling interests	—	(209)
Receipt of non-current loans	4,643	6,328
Repayment of non-current loans	(2,619)	(855)
Repayment of debentures	(4,520)	(4,249)
Short-term credit from banks and others, net	8	(3,317)

Net cash used in financing activities	(6,304)	(4,131)

Exchange differences on balances of cash and cash equivalents	49	(109)
Increase (decrease) in cash and cash equivalents	(391)	94

Cash and cash equivalents at the beginning of the year	15,475	15,381

Cash and cash equivalents at the end of the year	15,084	15,475

The accompanying notes are an integral part of the consolidated financial statements.

OPHIR OPTRONICS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
(a) Acquisition of initially consolidated subsidiaries:
Subsidiaries’ assets and liabilities at date of acquisition:
Working capital (excluding cash and cash equivalents)	(6)	—
Non-current receivables	(6)	—
Fixed assets	(16)	—
Intangible assets	(1,390)	—
Goodwill	(1,192)	—
Contingent liability on acquisition	270	—
Deferred taxes	478	—

	(1,862)	—

(b) Significant non-cash activity		—
Purchase of fixed assets on credit	19	42

The accompanying notes are an integral part of the consolidated financial statements.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 1:- GENERAL

a.	Ophir Optronics Ltd (“the Company”) and its subsidiaries are operating mainly in the development, manufacturing and marketing of optical components and assemblies and laser measuring instruments.

b.	Definitions

In these financial statements

The Company	–	Ophir Optronics Ltd.

The Group	–	The Company and its subsidiaries as indicated in the appendix to the financial statements.

Subsidiaries	–	Companies that are controlled by the Company (as defined in IAS 27) and whose accounts are consolidated with those of the Company.

Investees	–	subsidiaries.

Related parties	–	As defined in IAS 24.

Interested parties and controlling shareholders	–	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

Dollar	–	U.S. dollar.

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

Basis for the presentation of financial statements

a.	Basis of measurement.

The financial statements of the Company have been prepared on cost basis, except the following: financial derivatives, deferred taxes, assets and liabilities for employee benefits, certain financial instruments and stock options which are measured at fair value.

The Company has elected to present the comprehensive income statement using the nature of operations method.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

b.	Method of preparation of the financial statements.

These financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS standards”). These standards include:

1.	International Financial Reporting Standards (IFRS)

2.	International Accounting Standards (IAS)

3.	Interpretations to the International Financial Reporting Standards (IFRIC) and to the International Accounting Standards (SIC).

Furthermore, the financial statements have been prepared in conformity with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

c.	Consistent accounting policy:

The accounting policy specified below was applied to the financial statements consistently over all the periods presented.

d.	Changes in the accounting policy following the adoption of new standards:

IFRS 3 (Revised)—Business Combinations and IAS 27 (amended)—Consolidated and Separate Financial Statements

According to the new Standards:

•	The definition of a business was expanded such that it also includes activities and assets that are not conducted as a business as long as it is capable of being operated as a business

•

For each business combination, an acquirer can choose to measure non-controlling interests, and consequently the goodwill, either at full fair value or at the proportionate share of the fair value of the net identifiable assets of the acquiree on the acquisition date

•

Contingent consideration in a business combination is measured at fair value and changes in the fair value of the contingent consideration, which do not represent adjustments to provisional amounts in the measurement period, are not recognized as goodwill adjustments. If the contingent consideration is classified as a derivative within the scope of IAS 39, it will be measured at fair value with changes in fair value recognized in profit or loss

•	Direct acquisition costs attributed to a business combination are recognized in profit or loss as incurred rather than as part of the acquisition cost

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

•

Subsequent recognition of a deferred tax asset for acquired temporary differences which did not meet the recognition criteria at acquisition date is recorded in profit or loss and not as an adjustment to goodwill

•

A subsidiary’s losses, even if resulting in a capital deficiency in the subsidiary, will be allocated between the parent company and non-controlling interests, even if the non-controlling interests have not guaranteed or have no contractual obligation for supporting the subsidiary or of investing further amounts

•

A transaction, whether sale or purchase, with non-controlling interests is accounted for as an equity transaction. Accordingly, the acquisition of non-controlling interests by the Group is recognized as an increase or decrease in equity (capital reserve for transactions with non-controlling interests / retained earnings) and is calculated as the difference between the consideration paid by the Group and the proportionate amount of the non-controlling interests acquired and derecognized on the acquisition date. Upon the disposal of an interest in a subsidiary that does not result in a loss of control, an increase or decrease is recognized in equity (capital reserve for transactions with non-controlling interests / retained earnings) for the amount of the difference between the consideration received by the Group and the carrying amount of the non-controlling interests in the subsidiary which has been added to the equity attributable to the equity holders of the Company (as for non-controlling interests share of other comprehensive income, the Company reattributes the cumulative amounts recognized in other comprehensive income between the equity holders of the Company and the non-controlling interests).

•

Identifiable assets and liabilities on the acquisition date are classified and designated on the basis of the contractual terms, economic conditions and other pertinent conditions as they exist at the acquisition date, except for classifications of leases and insurance contracts

•

In a business combination achieved in stages, the acquirer remeasures its previously held equity interest in the acquiree at its acquisition date fair value and recognizes the resulting gain or loss, if any, including reclassification of amounts included in other comprehensive income. Upon the loss of control of a subsidiary, any retained interest is revalued to fair value with the resulting difference included in the gain or loss from the sale and this fair value represents the cost basis for the purpose of subsequent accounting

The Standard has been adopted prospectively from January 1, 2010.

The initial implementation of the standards has no material impact on the financial statements.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

IAS 1—Presentation of Financial Statements

The amendment to IAS 1 discusses the classification of liabilities as current or non-current with respect to convertible financial instruments. According to the amendment, a liability’s terms that allow the counterparty, at any time, to settle the liability by issuance of equity instruments by the company will not in themselves affect the classification of the liability in the statement of financial position as either current or non-current.

The amendment was adopted commencing from January 1, 2010, with retrospective application to comparative data.

The implementation of the standard has no material impact on the financial statements.

IAS 7—Statement of Cash Flow

According to the amendment to IAS 7, only cash flows that are recognized as an asset may be classified as cash flows from investing activities. The amendment was applied retrospectively commencing from January 1, 2010.

The initial implementation of the standard has no material impact on the financial statements.

IAS 17—Leases

Pursuant to an amendment to IAS 17, the specific criterion for classification of land as an operating or a finance lease was removed. Consequently, there is no longer a requirement to classify a lease of land as an operating lease in all situations in which title does not pass at the end of the lease, but rather the classification of a lease of land should be evaluated by reference to the general guidance in IAS 17, which addresses the classification of a lease as finance or operating, as of the date the original agreement with the Israel Lands Administration (“the ILA”) was signed taking into account that land normally has an indefinite economic life. Accordingly, a lease of land from the ILA should be evaluated by comparing the present value of the amount reported as prepaid operating lease expense and the fair value of the land and if said amount substantially reflects the fair value, the lease should be classified as a finance lease.

The amendment was adopted commencing from January 1, 2010, with retrospective application to comparative data.

The implementation of the standard has no material impact on the financial statements.

IAS 36—Impairment of Assets

The amendment to IAS 36 clarifies the required accounting unit to which goodwill will be allocated for the purpose of testing the impairment of goodwill. According to the amendment, the highest possible level for allocating goodwill recognized in a business combination is an operating segment as defined in IFRS 8, “Operating Segments”, before aggregation for reporting purposes.

The Standard was adopted prospectively from January 1, 2010.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The implementation of the standard has no material impact on the financial statements.

IAS 39—Financial Instruments: Recognition and Measurement

1.

The amendment to IAS 39 clarifies that an entity may designate a portion of the change in fair value or the fluctuation in cash flows of a financial instrument as a hedged item. The amendment is applied as from January 1, 2010 with retrospective application of comparative data, but hedging relationships cannot be redesignated.

2.

Also according to the amendment to IAS 39, only forward contracts signed between a buyer and a seller regarding the sale or purchase of an entity in the context of a future business combination are not within the scope of IAS 39 provided the forward contract period does not exceed the normal period required for obtaining any required approvals to complete the transaction. The amendment has been applied prospectively from January 1, 2010 to all unexpired contracts.

The implementation of the standard has no material impact on the financial statements.

e.	Significant judgment, estimates and assumptions used in the preparation of the financial statements:

1.	Judgments:

In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

a)	Classification of lease:

In order to determine whether to classify a lease as a finance or operating lease, the Company evaluates whether the lease transfers substantially all the risks and benefits incidental to ownership of the leased asset. In this respect, the Company evaluates such criteria as the existence of a bargain purchase option, the lease term in relation to the economic life of the asset and the present value of the minimum lease payments in relation to the fair value of the asset.

b)	Recognition of net / gross revenue:

Recognizing revenue on a gross or net basis—In cases where the Group acts as agent or broker without bearing any of the risks and rewards derived from the transaction, revenue is presented on a net basis. In contrast, if the Group acts as the principal and bears the risks and rewards derived from the transaction, revenue is presented on a gross basis.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

2.	Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. These estimates and underlying assumptions are reviewed regularly. Changes in accounting estimates are reported in the period of the change in estimate.

The key assumptions made in the financial statements concerning uncertainties at the end of the reporting period and the critical estimates computed by the Group that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

•	Legal claims

In estimating the likelihood of outcome of legal claims filed against the Company and its investees, the companies rely on the opinion of their legal counsel. These estimates are based on the legal counsel’s best professional judgment, taking into account the stage of proceedings and historical legal precedents in respect of the different issues. Since the outcome of the claims will be determined in courts, the results could differ from these estimates.

•	Impairment of goodwill

The Group reviews goodwill for impairment at least once a year. This requires management to make an estimate of the projected future cash flows from the continuing use of the cash-generating unit and also to choose a suitable discount rate for those cash flows. Further details are given in v. below.

•	Deferred tax assets

Deferred tax assets are recognized for unused carryforward tax losses and temporary differences to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and level of future taxable profits together with future tax planning strategies. Further details are given in x. below.

•	Pensions and other post-employment benefits.

The liability in respect of post-employment defined benefit plans is determined using actuarial valuation techniques. The actuarial valuation involves making assumptions about, among other things, discount rates, expected rates of return on assets, future salary increases and employee turnover rates. Due to the long-term nature of these plans, such estimates are subject to significant uncertainty. Further details are given in z. below.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

•	Determining the fair value of an unquoted financial asset.

The fair value of unquoted financial assets in Level 3 of the fair value disclosure hierarchy of IFRS 7 is determined using valuation techniques including projected cash flows discounted at current rates applicable for items with similar terms and risk characteristics. The projected future cash flows and discount rates are subject to uncertainty and include consideration of inputs such as liquidity risk, credit risk and volatility. Further details are given in i.

•	Development costs.

Development costs are capitalized in accordance with the accounting policy in o. In order to determine the impairment, management makes assumptions regarding the expected cash flows from the asset being developed, the discount rate and the expected period of benefits.

•	Determining the fair value of share-based payment transactions.

The fair value of share-based payment transactions is determined using an option-pricing model. The model’s assumptions consist of the share price, exercise price, expected volatility, expected life, expected dividend and risk-free interest rate.

g.	Consolidated financial statements:

Due to the first-time adoption of IFRS 3 (Revised) and IAS 27 (2008), the Group has changed its accounting policy for business combinations and transactions with non-controlling interests. For more information, see d. above.

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity. The effect of potential voting rights that are exercisable at the end of the reporting period is considered when assessing whether an entity has control. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.

Significant intra-group balances and transactions and gains or losses resulting from intragroup transactions are eliminated in full in the consolidated financial statements.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Commencing from January 1, 2010, the acquisition of non-controlling interests by the Group is recorded as an increase in equity (capital reserve from transactions with non-controlling interests / retained earnings) and calculated as the difference between the consideration paid by the Group and the proportionate amount of non-controlling interests acquired and derecognized at the date of acquisition (when non-controlling interests also include a share of other comprehensive income, the Company reattributes the cumulative amounts recognized in other comprehensive income between the equity holders of the Company and the non-controlling interests). When this difference is negative, a decrease in equity (capital reserve from transactions with non-controlling interests / retained earnings) is recognized for the amount of this difference. Upon the disposal of a subsidiary that does not result in a loss of control, an increase or a decrease in equity (capital reserve from transactions with non-controlling interests / retained earnings) is recognized for the amount of the difference between the consideration received by the Group and the carrying amount of the non-controlling interests in the subsidiary which has been added to the Company’s equity, taking into account also the disposal of a portion of any goodwill in the subsidiary and any translation differences from foreign operations which have been recognized in other comprehensive income, based on the relative decrease in the interests in the subsidiary. Until December 31, 2009, additional goodwill was recognized in respect of the acquisition of non-controlling interests and the effect of the sale of non-controlling interests was recorded in profit or loss.

The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The accounting policy in the financial statements of the subsidiaries was applied consistently and uniformly with the policy applied in the financial statements of the Company.

h.	Functional currency and presentation currency:

1.	The presentation currency of the financial statements is the U.S. dollar:

The functional currency, which is the currency that best reflects the economic environment in which the Company operates and conducts its transactions, is separately determined for each Group entity, including an associate accounted for using the equity method, and is used to measure its financial position and operating results. The functional currency of the Company is the U.S. dollar.

2.

When a Group entity’s functional currency differs from the Company’s functional currency, that entity represents a foreign operation whose financial statements are translated so that they can be included in the consolidated financial statements as follows:

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NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

a)

Assets and liabilities at the end of each reporting period (including comparative data) are translated at the closing rate at the end of the reporting period. Goodwill and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation and are translated at the closing rate at the end of the reporting period.

b)

Income and expenses for each period presented in the statement of comprehensive income (including comparative data) are translated at average exchange rates for the presented periods; however, if exchange rates fluctuate significantly, income and expenses are translated at the exchange rates at the date of the transactions.

c)	Share capital, capital reserves and other changes in capital are translated at the exchange rate prevailing at the date of incurrence.

d)

Retained earnings are translated based on the opening balance translated at the exchange rate at that date and other relevant transactions (such as dividend) during the period are translated as described in b) and c) above.

e)	All resulting translation differences are recognized as a separate component of other comprehensive income (loss) in equity “foreign currency translation adjustments”.

f)

Commencing from January 1, 2010, upon the partial disposal of a subsidiary that is a foreign operation which disposal results in the loss of control of the subsidiary, the cumulative gain (loss) recognized in other comprehensive income is transferred to the statement of comprehensive income whereas upon the partial disposal of a subsidiary that is a foreign operation which disposal results in the retention of control, the relative portion of the cumulative amount recognized in other comprehensive income is reattributed to non-controlling interests.

Intra-group loans for which settlement is neither planned nor likely to occur in the foreseeable future are, in substance, a part of the investment in that foreign operation and are accounted for as part of the investment and the exchange differences arising on these loans (net of their tax effect) are recognized in the same component of equity as discussed in e) above.

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NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

2.	Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency (other than the functional currency) are recorded on initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at the end of each reporting period into the functional currency at the exchange rate at that date. Exchange differences, other than those capitalized to qualifying assets or carried to equity in hedging transactions, are recognized in the statement of comprehensive income. Non-monetary assets and liabilities measured at cost are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.

3.	Index—linked monetary items:

Monetary assets and liabilities linked to the changes in the Israeli Consumer Price Index (“Israeli CPI”) are adjusted at the relevant index at the end of each reporting period according to the terms of the agreement. Linkage differences arising from the adjustment, as above, other than those capitalized to qualifying assets or carried to equity in hedge transactions, are recognized in the statement of comprehensive income.

i.	Cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of acquisition or with a maturity of more than three months, but which are redeemable on demand without penalty and which form part of the Group’s cash management.

j.	Short-term deposits:

Short-term bank deposits are deposits with an original maturity of more than three months from the date of acquisition. The deposits are presented according to their terms of deposit.

k.	Allowance for doubtful accounts:

The allowance for doubtful accounts is determined in respect of specific debts whose collection, in the opinion of the Company’s management, is doubtful. The Company also recognizes a provision for groups of customers that are collectively assessed for impairment based on their credit risk characteristics. Impaired debts are derecognized when they are assessed as uncollectible.

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NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

l.	Inventory:

Inventories are measured at the lower of cost and net realizable value. The cost of inventories comprises costs of purchase and costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated selling costs.

Cost of inventories is determined as follows:

Raw materials	—	at cost of purchase using the first-in, first-out method

Work in progress	—	on the basis of average costs including materials, labor and other direct and indirect manufacturing costs.

Finished goods	—	on the basis of average costs including materials, labor and other direct and indirect manufacturing costs.

The Company periodically evaluates the condition and age of inventories and makes provisions for slow moving inventories accordingly.

If in a particular period production is not at normal capacity, the cost of inventories does not include additional fixed overheads in excess of those allocated based on normal capacity. Such unallocated overheads are recognized as an expense in profit or loss in the period in which they are incurred. Furthermore, cost of inventories does not include abnormal amounts of materials, labor or other costs resulting from inefficiency.

m.	Financial instruments:

Financial assets

Financial assets within the scope of IAS 39 are initially recognized at fair value plus directly attributable transaction costs, except for investments at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss

After initial recognition, the accounting treatment of investments in financial assets is based on their classification into one of the following four categories:

•	financial assets at fair value through profit or loss;

•	held-to-maturity investments;

•	loans and receivables; and

•	available-for-sale financial assets.

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NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

1.	Financial assets at fair value through profit or loss

The Group has financial assets measured at fair value through profit or loss comprising financial assets held for trading and financial assets designated upon initial recognition as at fair value through profit or loss.

Financial assets are classified as held for trading if they are acquired principally for the purpose of selling or repurchasing in the near term, if they form part of a portfolio of identified financial instruments that are managed together to earn short-term profits or if they are derivatives not designated as hedging instruments. Gains or losses on investments held for trading are recognized in profit or loss when incurred.

Embedded derivatives are separated from the host contract and accounted for separately if: (a) the economic characteristics and risks of the embedded derivatives are not closely related to those of the host contract; (b) a separate instrument with the same terms as the embedded derivative would meet the definition of a derivative; and (c) the combined instrument is not measured at fair value through profit or loss.

Derivatives, including separated embedded derivatives, are classified as held for trading unless they are designated as effective hedging instruments. In the event of a financial instrument that contains one or more embedded derivatives, the entire combined instrument may be designated as a financial asset at fair value through profit or loss only upon initial recognition.

The Group assesses whether embedded derivatives are required to be separated from host contracts when the Group first becomes party to the contract. Reassessment only occurs if there is a change in the terms of the contract that significantly modifies the cash flows from the contract.

2.	Loans and receivables

The Group has loans and receivables that are financial assets (non-derivative) with fixed or determinable payments that are not quoted in an active market. After initial recognition, loans are measured based on their terms at amortized cost using the effective interest method taking into account directly attributable transaction costs. Short-term receivables (such as trade and other receivables) are measured based on their terms, normally at face value. Gains and losses are recognized in profit or loss when the loans and receivables are derecognized or impaired, as well as through the systematic amortization process. As for recognition of interest income, see aa. below.

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NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

3.	Fair value:

The fair value of financial instruments that are actively traded in organized financial markets is determined by reference to market prices at the end of the reporting period. For financial instruments where there is no active market, fair value is determined using valuation techniques. Such techniques include using recent arm’s length market transactions; reference to the current market value of another instrument which is substantially the same; discounted cash flow or other valuation models.

4.	Offsetting financial instruments:

Financial assets and financial liabilities are offset and the net amount is presented in the balance sheet if there is a legally enforceable right to offset the recognized amounts and there is an intention either to settle on a net basis or to realize the asset and settle the liability simultaneously.

n.	Financial liabilities

1.	Financial liabilities measured at amortized cost:

Loans and borrowings are initially recognized at fair value less directly attributable transaction costs (such as loan raising costs). After initial recognition, loans, including debentures, are measured based on their terms at amortized cost using the effective interest method taking into account directly attributable transaction costs. Short-term borrowings (such as trade and other payables) are measured based on their terms, normally at face value. Gains and losses are recognized in profit or loss when the financial liability is derecognized as well as through the systematic amortization process.

2.	Financial liabilities measured at fair value through profit or loss:

Financial liabilities measured at fair value through profit or loss include financial liabilities designated upon initial recognition to be presented at fair value. Changes are presented through the statement of comprehensive income.

Financial liabilities are classified as held for trading if they are acquired for the purpose of sale in the near term. Gains or losses on liabilities held for trading are recognized in the statement of comprehensive income.

Derivatives, including separated embedded derivatives, are classified as held for trading unless they are designated as effective hedging instruments. In the event of a financial instrument that contains one or more embedded derivatives, the entire combined contract may be designated as a financial liability measured at fair value through profit or loss only upon initial recognition.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The Group assesses whether embedded derivatives are required to be separated from host contracts when the Group first becomes party to the contract. Reassessment only occurs if there is a change in the terms of the contract that significantly modifies the cash flows from the contract.

Issuance of a unit of securities

The issuance of a unit of securities involves the allocation of the proceeds received (before issuance expenses) to the components of the securities issued in the unit based on the following order: fair value is first determined for derivatives (such as stock options with an exercise price in a currency other than the Company’s functional currency) and other financial instruments measured at fair value in each period; then fair value is determined for financial liabilities and compound instruments (such as convertible debentures) that are not measured at fair value in each period but rather at amortized cost; and the proceeds allocated to equity instruments are the residual amount calculated as the difference between the total proceeds and the proceeds allocated as above. Issuance costs are allocated to each component pro rata to the amounts determined for each component, net of any tax effect, in respect of equity instruments. After said allocation, each component is accounted for based on its classification (financial liability or equity instrument).

Derecognition of financial instruments

Financial assets

A financial asset is derecognized when the contractual rights to the cash flows from the financial asset expire or the Company has transferred its contractual rights to receive cash flows from the financial asset or assumes an obligation to pay the cash flows in full without material delay to a third party and has transferred substantially all the risks and rewards of the asset, or has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Financial liabilities

A financial liability is derecognized when it is settled, that is when the obligation is discharged or cancelled or expires. A financial liability is extinguished when the debtor (the Group):

•	Discharges the liability by payment in cash, other financial assets, goods or services, or

•	Legally released from the obligation.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Where an existing financial liability is exchanged with another liability from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is accounted for as an derecognition of the original liability and the recognition of a new liability. The difference between the carrying amount of the above liabilities is recognized in the statement of comprehensive income. If the exchange or modification is not substantial, it is accounted for as a change in the terms of the original liability and no gain or loss is recognized on the exchange.

o.	Impairment of financial assets:

The Group assesses at the end of each reporting period whether there is any objective evidence of impairment of a financial asset or group of financial assets as follows.

Financial assets carried at amortized cost

There is objective evidence of impairment of debt instruments, loans and receivables and held-to-maturity investments carried at amortized cost as a result of one or more events that has occurred after the initial recognition of the asset and that loss event has an impact on the estimated future cash flows. Evidence of impairment may include indications that the debtor is experiencing financial difficulties, including liquidity difficulty and default in interest or principal payments. The amount of the loss recorded in profit or loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not yet been incurred) discounted at the financial asset’s original effective interest rate (the effective interest rate computed at initial recognition). If the financial asset has a variable interest rate, the discount rate is the current effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account (see allowance for doubtful accounts above). In a subsequent period, the amount of the impairment loss is reversed if the recovery of the asset can be related objectively to an event occurring after the impairment was recognized. The amount of the reversal, up to the amount of any previous impairment, is recorded in profit or loss.

p.	Derivative financial instruments designated as hedges:

The Group enters into contracts for derivative financial instruments such as forward currency contracts and interest rate swaps (IRS) to hedge risks associated with foreign exchange rates and interest rate fluctuations. Such derivative financial instruments are initially recognized at fair value. After initial recognition, the derivatives are measured at fair value. Derivatives are carried in the statement of financial position as assets when the fair value is positive and as liabilities when the fair value is negative.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Any gains or losses arising from changes in the fair values of derivatives that do not qualify for hedge accounting are recorded immediately in profit or loss.

For the purpose of financial reporting, hedge transactions are classified as follows:

•	Fair value hedges—when hedging the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (except for foreign currency risk); or

•

Cash flow hedges—when hedging exposure to variability in cash flows that cannot be attributed to a particular risk associated with a recognized asset or liability or a forecast transaction or the foreign currency risk in an unrecognized firm commitment.

At the inception of a hedge relationship, the Group formally designates and documents the hedge relationship to which the Group wishes to apply hedge accounting and the risk management objective and strategy for undertaking the hedge. The documentation includes identification of the hedging instrument, the hedged item or transaction, the nature of the risk being hedged and how the entity will assess the hedging instrument’s effectiveness in offsetting the exposure to changes in the hedged item’s fair value or cash flows attributable to the hedged risk. The hedge effectiveness is assessed at the end of each reporting period.

Hedges which meet the criteria for hedge accounting are accounted for as follows:

Cash flow hedges

The effective portion of the gain or loss on the hedging instrument is recognized directly in equity as other comprehensive income (loss), while any ineffective portion is recognized immediately in the statement of comprehensive income.

Amounts recognized as other comprehensive income (loss) are reclassified to profit or loss when the hedged transaction affects profit or loss, such as when the hedged income or expense is recognized or when a forecast sale occurs. Where the hedged item is the cost of a non-financial asset or non-financial liability, this cost also includes the associated other comprehensive income (loss) reclassified from equity in the same period during which the asset or liability are recognized.

In cases where the forecast transaction or firm commitment are no longer expected to occur, amounts previously recognized in equity are reclassified to profit or loss. If the hedging instrument expires or is sold, terminated or exercised, or if its designation as a hedge is revoked, amounts previously recognized in equity remain in equity until the forecast transaction or firm commitment occurs.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

q.	Leases:

The criteria for classifying leases as finance or operating leases depend on the substance of the agreements and are made at the inception of the lease in accordance with the following principles as set out in IAS 17:

The Group as lessee—operating lessee

Lease agreements are classified as an operating lease if they do not transfer substantially all the risks and benefits incidental to ownership of the leased asset. Lease payments are recognized as an expense in profit or loss on a straight-line basis over the lease term.

Leases of land from the Israel Lands Administration, which are not accounted for as investment property at fair value, are treated as an operating lease with the amount attributed to land being presented in the statement of financial position as “prepaid operating lease expenses” and recognized over the lease term as an expense in the statement of comprehensive income on a straight-line basis over the lease term.

r.	Business combinations and goodwill:

Business combinations are accounted for by applying the acquisition method. Under this method, the identifiable assets and liabilities of the acquired business are recognized at fair value on the acquisition date. The cost of the acquisition is the aggregate fair value of the assets transferred, liabilities incurred and equity interests issued by the acquirer on the date of acquisition. As for business combinations that occurred on or after January 1, 2010, the direct costs relating to the acquisition are recognized as an expense in the statement of comprehensive income. As for business combinations that occurred through December 31, 2009, these costs are recognized as part of the acquisition cost.

On the acquisition date, the assets acquired and liabilities assumed are classified and designated in accordance with the contractual terms, economic circumstances and other pertinent conditions that exist at the acquisition date, except for lease contracts that have not been modified on the acquisition date and whose classification as a finance or operating lease is therefore not reconsidered.

Starting from January 1, 2010, in a business combination achieved in stages, equity interests in the acquiree that had been held by the acquirer prior to obtaining control are measured at the acquisition date fair value and included in the acquisition consideration while recognizing gain or loss resulting from the fair value measurement. In business combinations that occurred through December 31, 2009, the Company measured the goodwill for every acquisition individually.

Goodwill is initially measured at cost which represents the excess of the acquisition consideration and the amount of non-controlling interests over the net identifiable assets acquired and liabilities assumed as measured on the acquisition date. If the resulting amount is negative, the acquisition is considered a bargain purchase and the acquirer recognizes the resulting gain in profit or loss on the acquisition date.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

After initial recognition, goodwill is measured at cost less, if relevant, any accumulated impairment losses. Goodwill is not systematically amortized. As for testing the impairment of goodwill, see v. Below.

As for business combinations that occurred on or after January 1, 2010, contingent consideration is recognized at fair value on the acquisition date. If the contingent consideration is classified as a financial liability in accordance with IAS 39, subsequent changes in the fair value of the contingent consideration are recognized in profit or loss. If the contingent consideration is classified as an equity instrument, it is measured at fair value on the acquisition date (without subsequent remeasurement). As for business combinations that occurred through December 31, 2009, contingent consideration was recognized on the acquisition date if the outcome of the contingency was probable (in this context, more likely than not) and the amount could be measured reliably. Subsequent changes in the likelihood of the contingent consideration are accounted for as a change in estimate with a resulting adjustment to the acquisition cost and goodwill (also applicable to changes that occur on or after January 1, 2010).

s.	Fixed assets:

Items of fixed assets are measured at cost, including direct acquisition costs, less accumulated depreciation, accumulated impairment losses and any related investment grants and excluding day-to-day servicing expenses. Cost includes spare parts and auxiliary equipment that can be used only in connection with the machinery and equipment.

The cost of an item of fixed assets comprises the initial estimate of the costs of dismantling and removing the item and restoring the site on which the item is located, the obligation for which the Company incurs either when the item is acquired or as a consequence of having used the item during a particular period for purposes other than to produce inventories during that period.

The cost of self-constructed assets includes the cost of materials, direct labor and borrowing costs as well as any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Depreciation is calculated on a straight-line basis over the useful life of the assets at annual rates as follows:

	%	Mainly %
Buildings *)	2 - 15	4
Machinery and equipment	10 - 33	10
Motor vehicles	15 - 20	15
Office furniture and equipment	6 - 33	10
Computers and peripheral equipment	10 - 33	33
Leasehold improvement	See below

*)	Regarding the land component, please see q. above.

Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term (including the extension option held by the Group and intended to be exercised) and the expected life of the improvement.

A part of an item of fixed assets with a cost that is significant in relation to the total cost of the item is depreciated separately, in accordance with the components method. Depreciation is calculated on a straight-line basis in annual rates considered sufficient for depreciation of the assets over their estimated useful life.

The useful life, depreciation method and residual value of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate. As for testing the impairment of fixed assets, see v. below.

The Group recognizes in the carrying amount of an item of fixed assets the cost of replacing part of such item when that cost is incurred if it is probable that economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. Costs of day-to-day servicing expenses are recognized in profit or loss when incurred.

Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale and the date that the asset is derecognized. An asset is derecognized on disposal or when no further economic benefits are expected from its use. The gain or loss arising from the derecognition of the asset (determined as the difference between the net disposal proceeds and the carrying amount in the financial statements) is included in the statement of comprehensive income when the asset is derecognized.

t.	Borrowing costs in respect of qualifying asset:

A qualifying asset is an asset that necessarily takes a substantial period of time to get ready for its intended use or sale, including fixed assets and inventories that require a substantial period of time to bring them to a saleable condition.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The capitalization of borrowing costs commences when expenditures for the asset are being incurred, borrowing costs are being incurred and the activities to prepare the asset are in progress and ceases when substantially all the activities to prepare the qualifying asset for its intended use or sale are complete. The amount of borrowing costs capitalized in the reported period includes specific borrowing costs and general borrowing costs based on a weighted capitalization rate.

The Group capitalizes borrowing costs that are attributable to the acquisition, construction or production of fixed assets that meet the definition of qualifying assets.

u.	Intangible assets:

Separately acquired intangible assets are measured on initial recognition at cost including directly attributable costs. Intangible assets acquired in a business combination are included at fair value at the acquisition date. After initial recognition, intangible assets are carried at their cost less any accumulated amortization and any accumulated impairment losses. Expenditures relating to internally generated intangible assets, excluding capitalized development costs, are recognized in the statement of comprehensive income when incurred.

According to management’s assessment, intangible assets have a finite useful life. The assets are amortized over their useful life using the straight-line method and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year end. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for prospectively as changes in accounting estimates. The amortization of intangible assets with finite useful lives is recognized in the statement of comprehensive income.

The useful life of intangible assets is as follows:

Years
Customer relations	5 - 6
Technology	5 - 8
Trademark	5 - 10
Non-competition	10
Computer software	3 - 10
Development cost	4 - 8

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Intangible assets with indefinite useful lives are not systematically amortized and are tested for impairment annually or whenever there is an indication that the intangible asset may be impaired (see also p). The useful life of these assets is reviewed annually to determine whether their indefinite life assessment continues to be supportable. If the events and circumstances do not continue to support the assessment, the change in the useful life assessment from indefinite to finite is accounted for prospectively as a change in accounting estimate and on that date the impairment of the asset is tested and it is amortized systematically over its useful economic life.

Gains or losses arising from the derecognition of an intangible asset are determined as the difference between the net disposal proceeds and the carrying amount of the asset and are recognized in the statement of comprehensive income.

Research and development costs

Research expenditures are recognized in the statement of comprehensive income when incurred. An intangible asset arising from development or from the development phase of an internal project is recognized if the Company can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale; the Company’s intention to complete the intangible asset and use or sell it; the Company’s ability to use or sell the intangible asset; how the intangible asset will generate future economic benefits; the availability of adequate technical, financial and other resources to complete the intangible asset; and the Company’s ability to measure reliably the expenditure attributable to the intangible asset during its development.

The asset is measured at cost less any accumulated amortization and any accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. As for the testing of impairment, see v. below.

Software

The Group’s assets include computer systems comprising hardware and software. Software forming an integral part of the hardware to the extent that the hardware cannot function without the programs installed on it, is classified as fixed assets. In contrast, software that adds functionality to the hardware is classified as an intangible asset.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

v.	Impairment of non-financial assets:

The Company evaluates the need to record an impairment of the carrying amount of non-financial assets (inventory, fixed assets, goodwill and other intangible assets) whenever events or changes in circumstances indicate that the carrying amount is not recoverable. If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount. The recoverable amount is the higher of fair value less costs of sale and value in use. In measuring value in use, the expected future cash flows are discounted using a pre-tax discount rate that reflects the risks specific to the asset. The recoverable amount of an asset that does not generate independent cash flows is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in the statement of comprehensive income.

An impairment loss of an asset, other than goodwill, is reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years and its recoverable amount. The reversal of impairment loss of an asset presented at cost is recognized in profit or loss.

The following criteria are applied in assessing impairment of these specific assets:

Goodwill in respect to subsidiaries

For the purpose of impairment evaluation, goodwill acquired in a business combination is allocated, at the acquisition date, to each of the Group’s cash-generating units that is expected to benefit from the synergies of the combination.

The Company reviews goodwill for impairment once a year as of December 31 or more frequently if events or changes in circumstances indicate that there is impairment.

Goodwill is tested for impairment by assessing the recoverable amount of the cash-generating unit (or group of cash-generating units) to which the goodwill has been allocated. An impairment loss is recognized if the recoverable amount of the cash-generating unit (or group of cash-generating units) to which goodwill has been allocated is less than the carrying amount of the cash-generating unit (or group of cash-generating units). Any impairment loss is allocated first to goodwill. Impairment losses recognized for goodwill cannot be reversed in subsequent periods.

Development costs capitalized during the development period.

The impairment test is performed annually, on December 31, or more frequently if events or changes in circumstances indicate that there is impairment.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

w.	Government grants:

Government grants are recognized when there is reasonable assurance that the grants will be received and the Company will comply with the attached conditions. Government investment grants related to assets, such as fixed assets, are presented as a deduction from the carrying amount of the assets.

Government grants received from the Office of the Chief Scientist as support for a research and development project which grants include an obligation to pay to the State royalties that are conditional on future sales arising from the project, are recognized upon receipt as a liability if future economic benefits are expected from the project that will result in royalty-bearing sales. If no such economic benefits are expected, the grants are recognized as a reduction of the related research and development expenses. In that event, the royalty obligation is treated as contingent liability in accordance with IAS 37.

At the end of each reporting period, the Company evaluates, based on its best estimate of future sales, whether there is reasonable assurance that the liability recognized, in whole or in part, will not be repaid (since the Company will not be required to pay royalties). If there is such reasonable assurance, the appropriate amount of the liability is derecognized and recorded in profit or loss as a reduction of research and development expenses. If the estimate of future sales indicates that there is no such reasonable assurance, the appropriate amount of the liability that reflects expected future royalty payments is recognized with a corresponding adjustment to research and development expenses.

Grants received from the Chief Scientist prior to January 1, 2009, which are recognized as a liability, are accounted for as forgivable loans in accordance with IAS 20, based on the original terms of the loans.

Grants received from the Chief Scientist on or after January 1, 2009, which are recognized as a liability, are accounted for as loans, in accordance with IAS 20 (Revised), pursuant to the provisions of IAS 39, “Financial Instruments: Recognition and Measurement”. Accordingly, when the liability for the loan is first recognized, it is measured at fair value using a discount rate that reflects a market rate of interest. The difference between the amount of the grants received and the fair value of the liability is accounted for upon recognition of the liability as a government grant and recognized as a reduction of research and development expenses.

Royalty payments are treated as a settlement of the liability.

x.	Taxes on income:

Taxes on income in the statement of comprehensive income comprise current and deferred taxes. Current or deferred taxes are recognized in the statement of comprehensive income except to the extent that the tax arises from items which are recognized directly in equity. In such cases, the tax effect is also recognized in equity.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

1.	Current taxes:

The current tax liability is measured using the tax rates and tax laws that have been enacted or substantively enacted by the end of reporting period as well as adjustments required in connection with the tax liability in respect of previous years.

2.	Deferred taxes:

Deferred taxes are computed in respect of temporary differences between the carrying amounts in the financial statements and the amounts attributed for tax purposes. Deferred taxes that are attributed to items recognized in equity are also recognized in the equity item.

Deferred taxes balance is measured at the tax rates that are expected to apply to the period when the taxes are reversed in profit or loss or equity, based on tax laws that have been enacted or substantively enacted by the end of the reporting period. Deferred taxes in profit or loss represent the changes in the carrying amount of deferred tax balances during the reporting period, excluding changes attributable to equity items.

Deferred tax assets are reviewed at the end of each reporting period and reduced to the extent that it is not probable that they will be utilized. Also, temporary differences (such as carryforward losses for tax purposes) for which deferred tax assets have not been recognized are reassessed and deferred tax assets are recognized to the extent that their recoverability has become probable. Any resulting reduction or reversal is recognized in the line item taxes on income.

Taxes that would apply in the event of the disposal of investments in investees have not been taken into account in computing deferred taxes, as long as the disposal of the investments in investees is not probable in the foreseeable future. Also, deferred taxes that would apply in the event of distribution of earnings by investees as dividends have not been taken into account in computing deferred taxes, since the distribution of dividends does not involve an additional tax liability or since it is the Company’s policy not to initiate distribution of dividends that triggers an additional tax liability.

All deferred tax assets and deferred tax liabilities are presented in the statement of financial position as non-current assets and non-current liabilities, respectively. Deferred taxes are offset in the statement of financial position if there is a legally enforceable right to offset a current tax asset against a current tax liability and the deferred taxes relate to the same taxpaying entity and the same taxation authority.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

y.	Share-based payment transactions:

The Company’s employees are entitled to benefits in the form of equity-settled share-based payment transactions.

Equity-settled transactions

The cost of equity-settled transactions with employees is measured at the fair value of the equity instruments granted at grant date. The fair value is determined using a standard option pricing model; additional details are given in Note 22. In estimating fair value, the vesting conditions (consisting of service conditions and performance conditions other than market conditions) are not taken into account. The only conditions taken into account in estimating fair value are market conditions and non-vesting conditions.

The cost of equity-settled transactions is recognized in profit or loss, together with a corresponding increase in equity, during the period which the performance and/or service conditions are to be satisfied, ending on the date on which the relevant employees become fully entitled to the award (“the vesting period”). The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest. The expense or income recognized in the statement of comprehensive income represents the movement in the cumulative expense recognized at the end of the reporting period.

No expense is recognized for grants that do not ultimately vest, except for grants where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether the market condition is satisfied, provided that all other vesting conditions (service and/or performance) are satisfied.

If the Company modifies the conditions on which equity-instruments were granted, an additional expense is recognized for any modification that increases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee at the modification date.

If a grant of an equity instrument is cancelled, it is accounted for as if it had vested on the cancellation date, and any expense not yet recognized for the grant is recognized immediately. However, if a new grant replaces the cancelled grant and is identified as a replacement grant on the grant date, the cancelled and new grants are accounted for as a modification of the original grant, as described in the previous clause.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

z.	Employee benefit liabilities:

The Group has several employee benefit plans:

1.	Short-term employee benefits:

Short-term employee benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered. A liability in respect of a cash bonus or a profit-sharing plan is recognized when the Group has a legal or constructive obligation to make such payment as a result of past service rendered by an employee and a reliable estimate of the amount can be made.

2.	Post-employment benefits:

The plans are normally financed by contributions to insurance companies and classified as defined benefit plans.

The Group operates a defined benefit plan in respect of severance pay pursuant to the Severance Pay Law. According to the Law, employees are entitled to severance pay upon dismissal or retirement. The liability for termination of employee-employer relation is measured using the actuarial value method of the projected credit unit. The actuarial assumptions include rates of employee turnover and future salary increases based on the estimated timing of payment. The amounts are presented based on discounted expected future cash flows using a discount rate determined by reference to yields on Government bonds with a term that matches the estimated term of the benefit obligation.

In respect of its severance pay obligation to certain of its employees, the Company makes current deposits in pension funds and insurance companies (“the plan assets”). Plan assets comprise assets held by a long-term employee benefit fund or qualifying insurance policies. Plan assets are not available to the Group’s own creditors and cannot be returned directly to the Group.

The liability for employee benefits presented in the balance sheet presents the present value of the defined benefit obligation less the fair value of the plan assets, less past service costs and any unrecognized actuarial gains and losses.

Actuarial gains and losses are recognized in profit or loss in the period in which they occur.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

aa.	Revenue recognition:

Revenues are recognized in the statement of comprehensive income when the revenues can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the Company and the costs incurred or to be incurred in respect of the transaction can be measured reliably. Revenues are measured at the fair value of the consideration received less any trade discounts, volume rebates and returns.

The specific criteria for revenue recognition for the following types of revenues are:

Revenue from the sale of goods

Revenues from the sale of goods are recognized when all the significant risks and rewards of ownership of the goods have passed to the buyer and the seller no longer retains continuing managerial involvement. The delivery date is usually the date on which ownership was transferred.

Revenues from the rendering of services (including management fees)

Revenues from the rendering of services are recognized by reference to the stage of completion at the end of the reporting period. Under this method, revenues are recognized in the accounting periods in which the services are rendered. Where the contract outcome cannot be measured reliably, revenue is recognized only to the extent that the expenses incurred are recoverable.

Interest income

Interest income on financial assets is recognized as it accrues using the effective interest method.

Revenue from royalties

Revenues from royalties are recognized as they accrue in accordance with the substance and terms of the relevant agreement.

Customer discounts

Current customer discounts are recognized in the financial statements when granted and are deducted from sales.

Customer discounts given at the end of the year and in respect of which the customer is not obligated to comply with certain targets, are recognized in the financial statements proportionately as the sales entitling the customer to said discounts are made.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Customer discounts for which the customer is required to meet certain targets, such as a minimum amount of annual purchases (either quantitative or monetary), an increase in purchases compared to previous periods, etc. are recognized in the financial statements in proportion to the purchases made by the customer during the year that qualify for the target, provided that it is expected that the targets will be achieved and the amount of the discount can be reasonably estimated. The estimate as to meeting the targets is based, among others, on past experience, on the Company’s relationship with the customers and on the expected amount of purchases by the customers in the remaining period.

bb.	Cost of revenues and supplier discounts:

Cost of sales includes expenses for loss, storage and conveyance of inventories to the end point of sale. Cost of sales also includes losses for write-downs of inventories, inventory write offs and provisions for slow-moving inventories and obsolesce inventories.

Discounts are deducted from cost of purchase when the conditions entitling to those discounts are satisfied. The portion of the discounts relating to that portion of the purchases that are in closing inventories are attributed to inventories and the balance reduces the cost of sales. Supplier discounts received at the end of the year and in respect of which the Company is not obligated to comply with certain targets, are recognized in the financial statements proportionately as the purchases entitling the Company to said discounts are made.

Supplier discounts for which the Company is required to meet certain targets, such as a minimum amount of annual purchases (either quantitative or monetary), an increase in purchases compared to previous periods, etc. are recognized in the financial statements in proportion to the purchases made by the Company during the year that qualify for the target, provided that it is expected that the targets will be achieved and the amount of the discount can be reasonably estimated. The estimate as to meeting the targets is based, among others, on past experience, on the Company’s relationship with the suppliers and on the expected amount of purchases from the suppliers in the remaining period.

cc.	Finance income and expenses:

Finance income comprises interest income on amounts invested, changes in fair value of financial assets measured at fair value through profit or loss, exchange rate gains and gains on hedges recognized in profit or loss. Interest income is recognized as it accrues using the effective interest method.

Changes in fair value of financial assets measured at fair value through profit or loss include also interest income.

Finance expenses comprise interest expense on borrowings, changes in the time value of provisions, changes in the fair value of financial assets measured at fair value through profit or loss, impairment losses of financial assets and losses on hedges recognized in profit or loss. Credit costs that are not capitalized to qualifying assets are recognized in profit or loss using the effective interest method.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Gains and losses on exchange rate differences are reported on a net basis.

dd.	Operating segments:

An operating segment is a component of the Group that meets the following three criteria:

1.	Is engaged in business activities from which it may earn revenues and incur expenses, including revenues and expenses relating to intra-group transactions;

2.	Whose operating results are regularly reviewed by the Group’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance; and

3.	For which separate financial information is available.

ee.	Earnings per share:

Earnings per share are calculated by dividing the net income attributable to equity holders of the Company by the weighted number of Ordinary shares outstanding during the period. Basic earnings per share only include shares that were actually outstanding during the period. Potential Ordinary shares (stock options and employee options) are only included in the computation of diluted earnings per share when their conversion decreases earnings per share or increases loss per share from continuing operations. Further, potential Ordinary shares that are converted during the period are included in diluted earnings per share only until the conversion date and from that date in basic earnings per share.

ff.	Provisions:

A provision in accordance with IAS 37 is recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. If the effect is material, provisions are measured according to the estimated future cash flows discounted using a pre-tax interest rate that reflects the market assessments of the time value of money and, where appropriate, those risks specific to the liability.

Following are the types of provisions included in the financial statements:

Warranty

The Group recognizes a provision for warranty for the sale of its products. The warranty is limited to malfunctions as defined by the Group and does not include warranty for damages incurred by the customer.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Legal claims

A provision for claims is recognized when the Group has a present legal or constructive obligation as a result of a past event, it is more likely than not that an outflow of resources embodying economic benefits will be required by the Group to settle the obligation and a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, a provision is measured at its present value.

Outstanding liability recognized in business combination

A contingent liability recognized in a business combination is measured at fair value upon initial recognition. In subsequent periods, it is measured at the higher of:

The amount initially recognized less, when appropriate, cumulative amortization; or

Estimate of the amount that would be recognized at the end of the reporting period in accordance with IAS 37.

gg.	Advertising expenses:

Expenditures incurred on advertising, marketing or promotional activities, such as production of catalogues and promotional pamphlets, are recognized as an expense when the Group has the right of access to the advertising goods or when the Group receives those services.

hh.	Presentation of statement of comprehensive income:

The Company has elected to present a single statement of comprehensive income which includes both the items of the statement of income and the items of other comprehensive income.

ii.	Disclosure of new IFRSs in the period prior to their implementation:

IFRS 7 - Financial Instruments: Disclosure

The amendments to IFRS 7 deal with the following issues:

1.

Clarification of the Standard’s disclosure requirements. In this context, emphasis is placed on the interaction between the quantitative disclosures and the qualitative disclosures, as well as the nature and extent of risks arising from financial instruments. The Standard also reduces the disclosure requirements for collateral held by the Company and revises the disclosure requirements for credit risk. The amendment should be applied retrospectively commencing from the financial statements for periods beginning on January 1, 2011. Earlier application is permitted.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

2.

New and extensive disclosure requirements about derecognition of financial assets and disclosures regarding unusual transfer activity near the end of a reporting period. The objective of the amendment is to assist users of financial statements to assess the risks to which the Company may remain exposed from transfers of financial assets and the effect of these risks on the Company’s financial position. The amendment is designed to enhance the reporting transparency of transactions involving asset transfers, specifically transactions of securitization of financial assets. The amendment should be applied prospectively commencing from the financial statements for periods beginning on January 1, 2012. Earlier application is permitted.

3.	The relevant disclosures will be included in the Company’s financial statements.

IFRS 9—Financial Instruments

a)

In November 2009, the IASB issued IFRS 9, “Financial Instruments”, the first part of Phase 1 of a project to replace IAS 39, “Financial Instruments: Recognition and Measurement”. IFRS 9 focuses mainly on the classification and measurement of financial assets and it applies to all financial assets within the scope of IAS 39.

According to standard, all financial assets (including hybrid contracts with financial asset hosts) should be measured at fair value upon initial recognition. In subsequent periods, debt instruments should be measured at amortized cost if both of the following conditions are met:

The asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows.

The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Notwithstanding the aforesaid, upon initial recognition, the Company may designate a debt instrument that meets both of the abovementioned conditions as measured at fair value through profit or loss if this designation eliminates or significantly reduces a measurement or recognition inconsistency (“accounting mismatch”) that would have otherwise arisen.

Subsequent measurement of all other debt instruments and financial assets should be at fair value.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Financial assets that are equity instruments should be measured in subsequent periods at fair value and the changes recognized in profit or loss or in other comprehensive income in accordance with the election by the Company on an instrument-by-instrument basis (amounts recognized in other comprehensive income cannot be subsequently transferred to profit or loss). Nevertheless, if equity instruments are held for trading, they should be measured at fair value through profit or loss. This election is final and irrevocable. When an entity changes its business model for managing financial assets it shall reclassify all affected financial assets.

In all other circumstances, reclassification of financial instruments is not permitted.

The Standard is effective commencing from January 1, 2013. Earlier application is permitted. Upon initial application, the Standard should be applied retrospectively with presentation of comparative figures, except as specified in the Standard.

b)

In October 2010, the IASB issued certain amendments to IFRS 9 regarding derecognition and financial liabilities. According to those amendments, the provisions of IAS 39 will continue to apply to derecognition and to financial liabilities for which the fair value option has not been elected (designated as measured at fair value through profit or loss); that is, the classification and measurement provisions of IAS 39 will continue to apply to financial liabilities held for trading and financial liabilities measured at amortized cost.

The changes arising from these amendments affect the measurement of a liability for which the fair value option has been chosen. Pursuant to the amendments, the amount of the adjustment to the liability’s fair value that is attributable to changes in credit risk should be presented in other comprehensive income. All other fair value adjustments should be presented in profit or loss. If presenting the fair value adjustment of the liability arising from changes in credit risk in other comprehensive income creates an accounting mismatch in profit or loss, then that adjustment should also be presented in profit or loss rather than in other comprehensive income.

Furthermore, according to the amendments, derivative liabilities in respect of certain unquoted equity instruments can no longer be measured at cost but rather only at fair value.

The amendments are effective commencing from January 1, 2013. Earlier application is permitted provided that the Company also adopts the provisions of IFRS 9 regarding the classification and measurement of financial assets (the assets phase). Upon initial application, the amendments should be applied retrospectively, except as specified in the amendments.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The Company is evaluating the possible impact of the amendments but is presently unable to assess the effects, if any, on the financial statements.

IAS 24—Related Party Disclosures

The amendment to IAS 24 clarifies the definition of a related party in order to simplify the identification of such relationships and to eliminate inconsistencies in its application.

The relevant disclosures will be included in the Company’s financial statements.

IAS 32—Financial Instruments: Presentation - Classification of Rights Issues

The amendment to IAS 32 provides that rights, options or stock options to acquire a fixed number of the Company’s equity instruments for a fixed amount of any currency are classified as equity instruments if the Company offers the rights, options or stock options pro rata to all of its existing owners of the same class of its non-derivative equity instruments.

The amendment should be applied retrospectively commencing from the financial statements for annual periods beginning on January 1, 2011. Earlier application is permitted.

The Company believes that the amendment is not expected to have an effect on the financial statements.

IFRIC 14—The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction

The amendment to IFRIC 14 provides guidance on assessing the recoverable amount of a defined benefit plan asset. It allows companies to account for prepayments of minimum funding requirements as an asset. The amendment should be applied retrospectively commencing from the financial statements for annual periods beginning on January 1, 2011. Earlier application is permitted.

The Company believes that the amendment is not expected to have a material effect on the financial statements.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 3:- CASH AND CASH EQUIVALENTS

	December 31
	2010	2009
	U.S. dollars in thousands
Cash and deposits for immediate withdrawal	6,485	4,005
Cash equivalents - short-term deposits	8,599	11,470

	15,084	15,475

Short-term deposits deposited at banks for periods of between one week and three months, on the requirements of the Company (the subsidiary) for unrestricted cash. Cash and deposits in banks earn interest at the respective term of the deposits.

NOTE 4:- SHORT-TERM DEPOSITS

	December 31
	2010	2009
	U.S. dollars in thousands
Deposits in banks (1)	93	87

(1)	Interest bearing deposits for a period of 12 months linked to the Japanese Yen.

NOTE 5:- TRADE RECEIVABLES

	December 31
	2010	2009
	U.S. dollars in thousands
Open accounts (1)	18,726	17,007
Checks receivable (1)	429	1,250

	19,155	18,257
Less - allowance for doubtful accounts	210	171

Trade receivables, net	18,945	18,086

(1)	Trade receivables are non-interest bearing. They are generally on 60-90 credit day terms. Impaired debts are accounted for through recording an allowance for doubtful accounts.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 5:- TRADE RECEIVABLES (CONT.)

The movement in the allowance for doubtful accounts is as follows:

Total
U.S. dollars in thousands
Balance as of January 1, 2009	335
Provision during the year	(119)
Recognition of bad debts write offs	(45)

Balance as of December 31, 2009	171
Provision during the year	55
Recognition of bad debts write offs	(16)

Balance as of December 31, 2010	210

An analysis of past due trade receivables less allowance for doubtful accounts with reference to the reporting date:

	Past due trade receivables with ageing of
Neither past due (nor ageing)	Less than 30 days		30 - 60 days	60 - 90 days	90 - 120 days	Over 120 days	Total
	U.S. dollars in thousands
December 31, 2010	14,400	3,881	234	94	319	227	19,155
December 31, 2009	14,905	1,930	940	248	125	109	18,257

NOTE 6:- OTHER ACCOUNTS RECEIVABLE

	December 31
	2010	2009
	U.S. dollars in thousands
Employees	254	183
Institutions	510	246
Prepaid expenses	511	658
Income and grants receivable	653	586
Loan to supplier (1)	83	264
Deposit	60	141
Other receivables	123	8

	2,194	2,086

(1)	A loan to a local supplier, bearing Prime + 1% interest rate. The loan is repayable in accordance with clearing schedule agreed on by the parties.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 7:- INVENTORY

	December 31
	2010	2009
	U.S. dollars in thousands
Raw material (1)	8,569	9,169
Work in progress (1)	8,516	8,516
Finished goods (1)	6,724	6,596
Goods in transit	373	200

	24,182	24,481

(1)	The amount of write-down of inventories recognized in cost of sales is $773 thousand (2009 - total of $740 thousand).

NOTE 8:- NON-CURRENT RECEIVABLES

	December 31
	2010	2009
	U.S. dollars in thousands
Non-current deposits (1)	482	562
Prepaid expenses	252	—

	734	562

(1)	Deposits for three last months of rental of motor vehicles and a building.

NOTE 9:- PREPAID OPERATING LEASE EXPENSES OF LAND

	December 31
	2010	2009
	U.S. dollars in thousands
Capitalized lease rights	117	121

Capitalized lease rights of land from the Israel Lands Administration in Har Hotzvim, Jerusalem, covering land of 3.3 thousand sq.m. which houses the building from which the Company operates. According to the contract, the Company holds lease rights to the land for a period of 49 years ending in 2048. As consideration, the Company paid capitalized lease fees to the Israel Lands Administration of approximately $180 thousand. See also Note 2q.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 10:- INVESTMENTS AND LOANS IN SUBSIDIARIES

Additional information on subsidiaries held directly by the Company

	Country of incorporation	Company’s rights in equity and in voting rights	Loans granted by the Company to the subsidiaries	Total investment in the subsidiaries
		%	U.S. dollars in thousands
2010
Optical Metrology Ltd.	Israel	80.1	—	3,723
Ophir Japan	Japan	66.7	—	482
Ophir Optronics GmbH	Germany	75	—	238
Ophir Holdings Inc (1) (2) (3)	United States	100	13,150	11,644
Ophir Optics Europe GmbH	Switzerland	100	—	(758)

			13,150	15,329

2009
Optical Metrology Ltd.	Israel	80.1	—	3,518
Ophir Japan	Japan	66.7	—	443
Ophir Optronics GmbH	Germany	75	—	131
Ophir Holdings Inc (1) (2)	United States	100	11,050	12,134
Ophir Optics Europe GmbH	Switzerland	100	—	(602)

			11,050	15,624

(1)	A loan to subsidiary of $10 million bearing LIBOR (US) interest + margin of 10.86%. The unpaid balance of the loan will be due on January 1, 2014.
(2)	Loans to subsidiary of $1,050 thousand bearing LIBOR (US) interest + margin of 1%, whose due date is yet to be determined.
(3)	A loan to subsidiary of $2,100 thousand bearing LIBOR (US) interest + margin of 7%. The unpaid balance of the loan will be due on May 17, 2015.

Investment in subsidiary Optical Metrology Ltd.

On September 15, 2008, the Company signed a commitment to invest in Optical Metrology Ltd. (“subsidiary”) together with other shareholders of the subsidiary a total of $1,500 thousand. Subsequent to the investment, the Company’s shareholding in the subsidiary rose from approximately 57.6% to approximately 68.1% of its issued and paid in equity.

On October 3, 2008, the Company paid the first installment on the account of the investment of approximately $640 thousand and the balance has been paid on December 31, 2008. The acquisition generated for the Company excess of cost of $346 thousand that was attributed in its entirety to goodwill.

On April 27, 2009, the Company, together with other shareholders in the subsidiary, invested a total of $640 thousand. The Company’s share of the investment was approximately $518 thousand. Subsequent to the investment, the shareholding in the subsidiary rose from approximately 68.1% to approximately 72.7% of its issued and paid in equity. The acquisition generated for the Company excess of cost of approximately $12 thousand that was attributed in its entirety to goodwill.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 10:- INVESTMENTS AND LOANS IN SUBSIDIARIES (CONT.)

On December 31, 2009, the Company acquired 51,434 shares from another shareholder in the subsidiary for total of $759 thousand. The acquisition generated for the Company excess of cost of approximately $512 thousand that was attributed in its entirety to goodwill. Subsequent to the investment, the shareholding in the subsidiary rose from approximately 72.7% to approximately 80.1% of its issued and paid in equity.

Investment in the subsidiary Photon Inc.

On April 22, 2010, an agreement to acquire Photon Inc., a private American company which is engaged in the development, engineering, marketing and production instruments in the laser measurements field was signed through a foreign subsidiary. The consideration for the acquisition totaled approximately $2,166 thousand, of which an amount of $210 thousand was deposited in a trust account for a period of one year from the closing to be used as security for fulfillment of the sellers’ obligations and presentations according to the acquisition agreement. Furthermore, the subsidiary undertook to pay additional consideration of not more than $500 thousand for aggregate growth of more than 8% of the annual revenue of the acquired company in 2009 in each of the two years after the closing. The transaction was completed on May 17, 2010 following fulfillment of all the stipulated conditions.

As of the date of the approval of the financial statements, a final valuation of the fair value by an external assessor was obtained. Consideration for the acquisition and the fair value of the acquired assets and liabilities can be finally adjusted up to 12 months from the acquisition date.

The total cost of the acquisition totaled approximately $2,436 thousand and included fair value of the contingent consideration based on a forecast by the management of the subsidiary regarding the revenue of Photon Inc. during two years after the closing. The contingent consideration totaled approximately $270 thousand.

Amount of approximately $1,390 thousand was attributed in the financial statements to customer relations, trademarks and technology, of which an amount of approximately $566 thousand was attributed to tax reserve and the balance of approximately $1,192 thousand was attributed to goodwill. Goodwill arising on the acquisition was attributed to forecasted benefits resulting from the synergy of integrating the activities of the laser measurement segment and the acquired company.

Direct costs of acquisition attributed to the transaction of approximately $122 thousand were carried as an expense and were included in the other expenses item in the statement of comprehensive income.

From the date of acquisition, the acquired company contributed some $1,720 thousand to the consolidated revenue and a total of approximately $98 thousand to the net consolidated income, net of cost excesses.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 11:- FIXED ASSETS

a.	Composition and movement:

2010

	Land and buildings	Machinery and equipment	Motor vehicles	Office furniture and equipment	Leasehold improvements	Total
	U.S. dollars in thousands
Cost (1) (2)
Balance as of January 1, 2010	13,115	40,002	624	3,412	4,478	61,631
Additions during the year
Acquisitions	652	4,378	52	268	909	6,259
Adjustment arising from translation of the financial statements from functional currency to presentation currency	—	159	13	21	44	237
Initially consolidated subsidiary	—	75	45	41	—	161
Disposals during the year	—	(110)	(65)	(23)	(19)	(217)

Balance as of December 31, 2010	13,767	44,504	669	3,719	5,412	68,071

Accumulated depreciation
Balance as of January 1, 2010	3,162	18,245	73	3,052	793	25,325
Additions during the year
Depreciation	530	3,857	40	187	625	5,239
Adjustment arising from translation of the financial statements from functional currency to presentation currency	—	126	5	7	7	145
Initially consolidated subsidiary	—	75	29	41	—	145
Disposals during the year	—	(94)	(28)	(20)	(4)	(146)

Balance as of December 31, 2010	3,692	22,209	119	3,267	1,421	30,708

Depreciated cost as of December 31, 2010	10,075	22,295	550	452	3,991	37,363

(1)	After deduction of investment grants of $3,527 thousand.
(2)	Including capitalization of finance cost of approximately $56 thousand. Discount rate used to calculate the capitalized cost was approximately 5%.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 11:- FIXED ASSETS (CONT.)

2009

	Land and buildings	Machinery and equipment	Motor vehicles	Office furniture and equipment	Leasehold improvements	Total
	U.S. dollars in thousands
Cost (1)
Balance as of January 1, 2009	11,910	32,869	144	3,491	3,322	51,736
Additions during the year
Acquisitions	1,205	7,389	485	403	1,178	10,660
Adjustment arising from translation of the financial statements from functional currency to presentation currency	—	50	(1)	(65)	14	(2)
Disposals during the year	—	(306)	(4)	(417)	(36)	(763)

Balance as of December 31, 2009	13,115	40,002	624	3,412	4,478	61,631

Accumulated depreciation
Balance as of January 1, 2009	2,674	15,482	59	2,835	382	21,432
Additions during the year
Depreciation	488	3,082	19	548	404	4,541
Adjustment arising from translation of the financial statements from functional currency to presentation currency	—	(15)	(1)	(2)	24	6
Disposals during the year	—	(304)	(4)	(329)	(17)	(654)

Balance as of December 31, 2009	3,162	18,245	73	3,052	793	25,325

Reduced depreciation as of December 1, 2009	9,953	21,757	551	360	3,685	36,306

(1)	After deduction of investment grants of $3,527 thousand.

b.	Regarding charges, see Note 19.

c.	Regarding commitments to acquire fixed assets, see Note 20.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 12:- GOODWILL AND INTANGIBLE ASSETS

Composition:

	Computer software	Development costs	Technology	Customer relations, trademark and non-competition	Goodwill	Total
	U.S. dollars in thousands
Cost
Balance as of January 1, 2009	3,320	3,717	1,225	1,273	3,915	13,450
Capitalization of development costs	—	1,793	—	—	—	1,793
Acquisitions	844	—	—	—	524	1,368
Balance as of December 31, 2009	4,164	5,510	1,225	1,273	4,439	16,611
Capitalization of development costs	—	2,525	—	—	—	2,525
Acquisitions	616	—	440	950	1,192	3,198

Balance as of December 31, 2010	4,780	8,035	1,665	2,223	5,631	22,334

Accumulated depreciation
Balance as of January 1, 2009	1,266	69	459	651	—	2,445
Amortization recognized during the year	389	493	153	217	—	1,252
Balance as of December 31, 2009	1,655	562	612	868	—	3,697
Amortization recognized during the year	501	933	207	327	—	1,968
Balance as of December 31, 2010	2,156	1,495	819	1,195	—	5,665

Net book value
As of December 31, 2010	2,624	6,540	846	1,028	5,631	16,669

As of December 31, 2009	2,509	4,948	613	405	4,439	12,914

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 12:- GOODWILL AND INTANGIBLE ASSETS (CONT.)

Amortization expenses:

Amortization expenses of other intangible assets are classified in the statement of comprehensive income as follows:

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Cost of sales	207	153
Selling and marketing expenses	327	217
Research and development expenses	933	493
General and administrative expenses	501	389

	1,968	1,252

Impairment of goodwill and intangible assets with defined life

In examining impairment of goodwill and intangible assets with defined life, the goodwill, the technology, customer relations, trademark and non-competition were attributed to the following operating segments:

•	3-D measurement instruments products

•	Laser measurement products

Following is the carrying amount of the above mentioned intangible assets as allocated to each of the cash generating units:

	3-D measurement instruments unit of Optical Metrology Ltd. (1)		Laser measurement instruments unit of Ophir Spiricon LLC. (2)		Laser measurement instruments unit of Photon Inc. (3)		Total
	2010	2009	2010	2009	2010	2009	2010	2009
	U.S. dollars in thousands
Goodwill	870	870	3,569	3,569	1,192	—	5,631	4,439
Technology	—	—	458	613	386	—	844	613
Customer relations, trademark and non- competition	—	—	188	405	840	—	1,028	405

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 12:- GOODWILL AND INTANGIBLE ASSETS (CONT.)

(1)	3-D measurement instruments products unit of Optical Metrology Ltd.

On December 31, 2009, the Company acquired 51,434 shares of Optical Metrology Ltd. from another shareholder in the investee for total sum of approximately $759 thousand. See also Note 10 above. The other shareholders were granted a right to acquire shares at the same price. One of the other shareholders joined the Company in the acquisition. The acquisition agreement reflected company value of approximately $10.2 million at the date of acquisition. The acquisition generated for the Company excess cost whose value was used for examination of the impairment of goodwill generated in previous acquisitions and constituted price between willing buyer and seller regarding impairment of goodwill at acquisition.

In 2010, a recoverable amount of the 3-D measurement instruments products unit of Optical Metrology Ltd. was determined based on the value in use calculated according to an estimate of the future cash flows expected from the asset, determined according to the next five year forecast. Pretax discount rate used for capitalization of the cash flows was 27.4%. Forecasts of cash flows for periods beyond five years will be assessed using constant growth rate of 3% which is the accepted growth rate in the industry.

Key assumptions in the calculations of the value in use in use

Calculation of value in use of the 3-D measurement instruments products unit of Optical Metrology Ltd. is subject to changes in the following assumptions:

•	Gross profit

•	Discount rate

•	Market share in the forecasted period

•	Growth rate for period beyond the five years of forecast.

Gross profit—the gross profit is calculated based on average values achieved during years preceding the assessment period and comparison with industry accepted gross profit.

Discount rate—the discount rate reflects management assumptions regarding the unit’s specific risk. When determining the appropriate discount rate, the Company referred to dollar denominated, 20 year Government bonds of the U.S. Government, returns to scale and weighted cost of capital of similar public companies.

(2)	Sensitivity analysis of changes in the assumptions

With respect to assumptions used for determination of value in use of the unit, the management believes that there are no possible changes to the key assumptions specified above that might significantly increase the balance in financial statements above the recoverable amount.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 12:- GOODWILL AND INTANGIBLE ASSETS (CONT.)

According to the valuation of value in use performed by an external independent assessor, the value of the asset was valued above its value in the financial statements.

Laser measurement products unit of Ophir Spiricon LLC.

The recoverable amount of the laser measurement products unit of Ophir Spiricon LLC. was determined based on value in use calculated according to an estimate of the expected future cash flows from the asset, determined according to the next five year forecast. Pretax discount rate used for capitalization of the cash flows was 17%. Forecasts of cash flows for periods beyond five years will be assessed using constant growth rate of 3% which is the accepted growth rate in the industry.

Key assumptions in the calculations of the value in use

Calculation of value in use of laser measurement products unit of Ophir Spiricon LLC. is subject to changes in the following assumptions:

•	Gross profit

•	Discount rate

•	Market share in the forecasted period

•	Growth rate for period beyond the five years of forecast

Gross profit—the gross profit is calculated based on average values achieved during the three years preceding the assessment period. This income rose in the budget period based on forecast of improved operational results. Growth rate used for the unit is 3% per year.

Discount rate—the discount rate reflects management assumptions regarding the unit’s specific risk. When determining the appropriate discount rate, the Company referred to dollar denominated, 20 year Government bonds of the U.S. Government, returns to scale and weighted cost of capital of similar U.S. companies.

Sensitivity analysis of changes in the assumptions

With respect to assumptions used for determination of value in use of the entire unit, the management believes that there are no possible changes to the key assumptions specified above that might significantly increase the balance in financial statements above the recoverable amount.

According to valuation of value in use performed by an external independent assessor, the value of the asset was valued above its value in the financial statements.

Laser measurement products unit of Photon Inc., see Note 10.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 13:- SHORT-TERM CREDIT FROM BANKS AND OTHERS

a.	Composition:

	December 31, 2010
	Unlinked	In or linked to Japanese Yen	In other currency	Total
	U.S. dollars in thousands
Overdraft from banks	8	—	—	8
Current maturities of loans and non-current liabilities	1,600	742	147	2,489

	1,608	742	147	2,497

	December 31, 2009
	Unlinked	In or linked to Japanese Yen	In other currency	Total
	U.S. dollars in thousands
Current maturities of loans and non-current liabilities	1,008	780	109	1,897

b.	Regarding securities, see Note 19.

NOTE 14:- TRADE PAYABLES

	December 31
	2010	2009
	U.S. dollars in thousands
Open accounts	7,117	6,877
Notes payable	594	126

	7,711	7,003

Trade payables are non-interest bearing. They are generally on 50 suppliers’ credit day terms.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 15:- OTHER ACCOUNTS PAYABLE

	December 31
	2010	2009
	U.S. dollars in thousands
Deferred revenues	14	34
Customer advances	644	180
Accrued expenses	1,458	2,102
Current liabilities for Government grants, net	—	361
Employee liabilities and other liabilities for salary and wage	6,235	5,202
Current liability for contingent consideration for acquisition of subsidiary	98	—
Other	378	91

	8,827	7,970

NOTE 16:- NON-CURRENT LIABILITIES

a.	Composition

	December 31
	2010	2009
	U.S. dollars in thousands
Loans from banks (1)	6,751	5,198
Marketable debentures (2)	6,996	10,626
Stock options (3) (4)	1,048	872
Financial derivatives	49	217

Total	14,844	16,913

(1)	Loans from banks bearing fixed annual interest rate of 1.29% to 3.28% and variable annual interest rate of 1.3% to 3.25%.
(2)

On November 20, 2005, the Company published a prospectus of registered debentures (series A) in the par value of NIS 75,000 thousand. The debentures are payable in 10 semi-annual installments, starting on December 10, 2008, on December 10 and June 10 of each of the years 2009-2012 until June 10, 2013.

The debentures bear annual interest rate of 4.95% linked (principal and interest) to the Israeli CPI of October 2005, payable every six months.

The balance of debentures is carried net of discount balance and issue expenses of $347 thousand (in 2009—$575 thousand) amortized using the effective interest method.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 16:- NON-CURRENT LIABILITIES (CONT.)

(3)

On November 30, 2009, 1,200,000 registered stock options (series 2) have expired. The stock options were convertible into 1,200,000 Ordinary shares of NIS 1 par value each. The balance of stock options at the date of expiration was attributed to finance income.

(4)

Stock options issued in accordance with an investment agreement in the Company from May 11, 2008 to acquire 1,750,000 Ordinary shares of the Company with exercise price of $5.75 per share, are exercisable during 5 years from the closing. The stock option is transferrable and can be exercised also under the net exercise method, see also Note 21e.

(5)

On January 13, 2006, the Company completed the acquisition of the Spiricon Group transaction. In the transaction, the subsidiary Ophir Holdings Inc. acquired 90% of the shares of Spiricon Inc. (now Ophir Spiricon LLC.) and 100% of Spiricon GmbH and Spiricon Power Products Inc. jointly with two key employees of Spiricon who acquired the remaining 10% of Spiricon Inc. The consideration paid for the acquisition totaled $5 million (not including related expenses of $0.3 million).

As part of the acquisition transaction, the Company granted the two key employees of the subsidiary a loan in the total of $500 thousand for the acquisition of 10% of the shares of Spiricon Inc.

In addition, the Company granted the two key employees of Spiricon Inc. a PUT option for the purchase of their shares according to their fair value at the date the option was granted to holders of non-controlling interests plus profit accumulated until the date of exercise, January 13, 2010. In accordance with the accounting principles at the date of grant, the option to non-controlling interests was classified as a financial liability, measured based on an estimate of the current value of profit accumulated to the date of exercise . Simultaneously, holding of 10% of the equity of Spiricon Inc. by non-controlling interests was accounted for as if it is held by the Group. Changes in the amount of liabilities in subsequent periods were attributed to goodwill (except time value that was attributed to finance expenses).

On December 21, 2009, the option was exercised for $209 thousand in addition to the loan that was granted to them at the date of acquisition. Following the realization, the Company fully owns Spiricon Inc. (now Ophir Spiricon LLC.).

(6)	Financial covenants

To secure credit lines in various banks, the Company has undertaken toward Bank Leumi LeIsrael Ltd. and Bank Hapoalim Ltd. to maintain minimum capital of 25% of total consolidated balance sheet of the Company and 30% of the solo balance sheet of the Company. Should the capital of the Company fall below the above mentioned rates, the banks will be entitled to demand immediate payment of all credit lines granted to the Company.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 16:- NON-CURRENT LIABILITIES (CONT.)

As of December 31, 2010, the Company meets its above undertakings.

b.	Repayment dates after the reporting date of December 31, 2010:

	First year (1)	Second year	Third year	Fourth year	Fifth year	Total
	U.S. dollars in thousands
Loans from banks	2,489	2,443	1,910	1,749	649	9,240
Marketable debentures	4,664	4,664	2,332	—	—	11,660
Stock options	—	—	1,048	—	—	1,048
Financial derivatives	293	49	—	—	—	342

Total	7,446	7,156	5,290	1,749	649	22,290

(1)	See also Note 13a above.

c.	Composition of other liabilities:

	December 31
	2010	2009
	U.S. dollars in thousands
Liabilities for Government grants (1)	1,608	713
Liabilities for finance lease (2)	30	46
Other non-current liabilities	623	183

Total	2,261	942

(1)

Liability for grants from the Chief Scientist is carried according to the forecast of payments of royalties to the Scientist, based on assessment of the management of the subsidiary of revenue of the subsidiary till full settlement of liabilities taken from the Scientist, capitalized according to the WACC rate of the subsidiary of 27.4%. In 2009, calculation of the liability was based on assessment of the management of the subsidiary of predicted revenue of the subsidiary in the foreseeable future, capitalized according to the market interest rate of U.S. Government bonds, a risk free interest rate of 2.7%.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 16:- NON-CURRENT LIABILITIES (CONT.)

Total capitalized liability as of December 31, 2010 and 2009, was $1,903 thousand and $1,231 thousand respectively.

	December 31
	2010	2009
	U.S. dollars in thousands
Balance as of January 1	1,231	781
Grants received during the year	596	855
Royalties paid during the year	(492)	(145)
Amounts attributed to the statement of comprehensive income	568	(260)

Book value of the liability as of December 31	1,903	1,231

Presented in the financial statements
Current liabilities	295	518
Net of grants receivable	(391)	(157)
Liability (assets), net	(96)	361
Other non-current liabilities	1,608	713

Net book value of the liability as of December 31	1,512	1,074

(1)	Due to financial lease of motor vehicles

d.	Repayment dates of other liabilities after the reporting date of December 31, 2010:

	First year	Second year	Third year	Fourth year	Fifth year and thereafter	Total
	U.S. dollars in thousands
Liability for Government grants	295	353	247	212	796	1,903
Liabilities for finance lease	23	21	9	—	—	53
Other non-current liabilities	214	490	103	30	—	837

Total	532	864	359	242	796	2,793

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS

a.	Classification of financial assets and financial liabilities:

Below is the classification of financial assets and financial liabilities in the balance sheet by categories of financial instruments according to IAS 39:

	December 31
	2010	2009
	U.S. dollars in thousands
Financial assets
Financial assets at fair value through profit or loss:
Financial derivatives	2,476	1,535
Loans and receivables	19,864	19,085
Financial liabilities measured at amortized cost:
Credit and loans from banks	9,248	7,095
Debentures	11,660	14,876
Trade payables, other accounts payable	9,645	9,196
Other non-current liabilities	653	229
Financial liabilities at fair value through profit or loss:
Financial derivatives	342	463
Stock options	1,048	872
Liabilities for Government grants	1,903	1,231

b.	Financial risk factors:

The Group’s activities expose it to various financial risks, such as market risks (foreign currency risk, Israeli CPI risk, interest risk and price risk), credit risk and liquidity risk. The comprehensive risk management plan of the Group focuses on actions to minimize possible negative effects on the financial performance of the Group. The Group uses derivative financial instruments for hedging certain exposures to risks.

Risk management is carried out by the CFO directed by the investment committee of the Company in accordance with policy approved by the Board. The Company identifies, evaluates and hedges financial risks in cooperation with operational units of the Group. The investment committee provides written principles for comprehensive risk management as well as specific policy of certain exposures to risks, such as currency exchange risk, interest rate risk, credit risk and use of derivative financial instruments and non-derivative financial instruments and investments of liquidity surplus.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

1.	Market risks:

a)	Currency exchange risk:

The Group is exposed to effects of fluctuations in the NIS rate or the Yen rate on the balance sheet balances of assets and liabilities, especially on balances of liabilities to banks denominated in Yen and on the balance of trade payables and payables denominated in NIS.

Most of the global sales of the Group are denominated in dollar or are linked to the exchange rate of the dollar. In Japan most of the sales of the Group are denominated in Yen. On the other hand, part of the expenditures of the Group, such as wages, rent, municipal taxes, etc., are NIS in nature. Therefore, fluctuations in the exchange rate of the NIS or the Yen to the dollar affect profitability of the Group. To mitigate the exposure of the Yen rate against the dollar, the subsidiary in Japan executed a SWAP transaction for hedging against fluctuations of the Yen rate against the dollar. Regarding transactions of PUT or CALL options of the Company on NIS against the dollar, see d below.

b)	Israeli CPI risk:

Debentures (series A) of NIS 75,000,000 par value issued by the Company according to prospectus of November 20, 2005 are linked (principle and interest) to the Israeli CPI of October 2005 published on November 15, 2005. In order to reduce exposure to fluctuations of the NIS interest rate and the Israeli CPI, on January 9, 2008 the Company has executed through the banking system, a hedging transaction on the NIS—dollar exchange rate of the Cross Currency I. R. S. type (a SWAP transaction) as specified in d and e below.

c)	Interest risk:

The Group has bank loans, part of which bear fixed interest and part bear variable interest. The Group is exposed to risk due to changes in the market interest on long-term loans received that bear variable interest. The policy of the Group is to manage finance costs with respect to interest using mix of fixed and variable interest for long-term loans of the Group.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

Below are the details of types of interest rate on financial instruments bearing interest of the Group (for details of derivative financial instruments see e below):

	December 31
	2010	2009
	U.S. dollars in thousands
Instruments bearing fixed interest
Financial liabilities	20,135	21,118
Instruments bearing variable interest
Financial assets	83	264
Financial liabilities	773	853

	856	1,117

2.	Credit risk:

This risk is the risk of a customer or counterparty to a financial instrument failing in meeting its contractual obligations and causing the Group a financial loss and it comprises mainly trade receivables and other receivables.

Outstanding customer receivables both in Israel and oversea are regularly monitored by the Group and allowances for doubtful accounts which, according to the evaluation of the management of the Company and the subsidiaries, adequately reflect the underlying loss of debts whose collection is doubtful, were recorded in the financial statements.

3.	Liquidity risk:

Liquidity risk is a risk that the Group would not be able to meet its financial liabilities when they are due. The Group’s approach to management of liquidity risk is to ensure, as far as possible, sufficient liquidity to meet its liabilities when time comes. The Group does it among other things, by means of keeping cash surplus, receiving credit lines from banks and strict debt collection from its customers.

The table below shows maturity dates of financial liabilities of the Group according to the contractual terms in uncapitalized amounts (including interest payments):

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

As of December 31, 2010

	Up to one year	From one year to 2 years	From 2 years to 3 years	From 3 years to 4 years	From four 4 to 5 years	More than 5 years	Total
	U.S. dollars in thousands
Loans from banks and others	2,878	2,594	1,958	1,778	664	—	9,872
Trade payables	7,711	—	—	—	—	—	7,711
Other accounts payable	1,934	—	—	—	—	—	1,934
Debentures	5,338	5,100	2,461	—	—	—	12,899
Liabilities for finance lease	23	21	9	—	—	—	53
Government grants	295	382	461	535	575	6,045	8,293
Financial derivatives	293	49	—	—	—	—	342

	18,472	8,146	4,889	2,313	1,239	6,045	41,104

As of December 31, 2009

	Up to one year	From one year to 2 years	From 2 years to 3 years	From 3 years to 4 years	From four 4 to 5 years	More than 5 years	Total
	U.S. dollars in thousands
Loans from banks and others	2,065	1,772	1,652	1,054	1,021	—	7,564
Trade payables	7,003	—	—	—	—	—	7,003
Other accounts payable	5,125	4,906	4,688	2,262	—	—	16,981
Debentures	2,102	—	—	—	—	—	2,102
Liabilities for finance lease	371	280	182	241	251	—	1,325
Government grants	22	20	19	8	—	—	69
Financial derivatives	246	185	32	—	—	—	463

	16,934	7,163	6,573	3,565	1,272	—	35,507

c.	Fair value

The table below lists the carrying amount and the fair value of groups of financial instruments that are presented in the financial statements not at fair value:

	Carrying amount		Fair value
	December 31		December 31
	2010	2009	2010	2009
	U.S. dollars in thousands
Financial liabilities
Non-current dollar loan from bank bearing fixed interest (1)	7,000	4,000	7,077	3,853
Non-current NIS loan from bank bearing variable interest (2)	633	471	633	471
Marketable debentures (3)	11,660	14,876	12,625	16,188
Japanese Yen loan from bank (4)	1,615	2,624	1,615	2,696
Finance lease in Japanese Yen bearing fixed interest (2)	53	66	53	66

	20,961	22,037	22,003	23,274

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

The carrying amount of cash and cash equivalents, short-term investments, trade receivables, other accounts receivable, short-term loans granted, credit from banks and others, trade payables and other accounts payable approximate their fair value.

1)	The fair value of long-term loan received bearing fixed interest rate is based on calculation of the present value of cash flows with interest rate common in loans with similar characteristics—3.57%.

2)	The value in the financial statements is approximation of fair value.

3)	The fair value is based on price quotations in the market at the reporting date.

4)	Fair value of short-term credit is based on calculation of the present value of cash flows with interest rate common in similar instruments.

d.	Classification of financial instruments by fair value hierarchy:

The financial instruments presented in the statement of financial position at fair value are grouped into classes with similar characteristics using the following fair value hierarchy which is determined based on the source of input used in measuring fair value:

Level 1:	Quoted prices (without adjustments) in active market of similar assets and liabilities.

Level 2:	Data which are not quoted prices included in Level 1 that can be observed directly or indirectly.

Level 3:	Data that are not based on observable market information (valuation techniques without using observable market data).

December 31, 2010

	Level 1	Level 2	Level 3
	U.S. dollars in thousands
Financial assets at fair value
Financial assets at fair value through profit or loss:
Financial derivatives—hedged	495	—	—
Financial derivatives—non-hedged	60	—	—
Interest rate swap	—	1,921	—

	555	1,921	—

	Level 1	Level 2	Level 3
	U.S. dollars in thousands
Financial liabilities at fair value
Financial liabilities at fair value through profit or loss:	342	—	—
Financial derivatives—non-hedged	—	1,048	—
Stock options	—	—	1,903

Liabilities for Government grants	342	1,048	1,903

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

December 31, 2009

	Level 1	Level 2	Level 3
	U.S. dollars in thousands
Financial assets at fair value
Financial assets at fair value through profit or loss:
Financial derivatives—hedged	135	—	—
Interest rate swap	—	1,400	—

	135	1,400	—

	Level 1	Level 2	Level 3
	U.S. dollars in thousands
Financial liabilities at fair value
Financial liabilities at fair value through profit or loss:
Financial derivatives—hedged	70	—	—
Financial derivatives—non-hedged	393	—	—
Stock options	—	872	—
Liabilities for Government grants	—	—	1,231

	463	872	1,231

Liabilities for Government grants were classified in the reporting period to Level 3 because they are based on forecasts of management of the Company as to the revenues of the subsidiary and it can not be evaluated by observable market data.

1.	Derivatives and hedging:

Derivatives not designated as hedging instruments:

The Group has forward dollar against Yen contracts designed to hedge against exposure to currency exchange rates fluctuations in some of its transactions. Foreign currency forward contracts were not designated as cash flow hedge. The transactions are for periods of up to 4 years. Such derivatives do not qualify for hedge accounting.

The transaction was executed in February 2007—a swap transaction designated as hedge against changes in the yen against dollar exchange rate at realization rate of 114.4 Yen per dollar, whose balance on December 31, 2010 was approximately $342 thousand. For this transaction the Company carried finance income of approximately $94 thousand in 2010 (in 2009 finance income of approximately $216 thousand was recorded).

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

Cash flow hedges:

On January 9, 2008, the Company has executed a hedging transaction on the NIS—dollar exchange rate of the Cross Currency I. R. S. type (a SWAP transaction). In the transaction the Company converted its NIS liability due to total of NIS 75,000 thousand (principal) of debentures linked to the Israeli CPI and bearing fixed interest of 4.95% which were issued in November 2005, to dollar liability of $19,654 thousand (principal) bearing fixed interest of 6.215% per annum. The transaction is a Non-delivery transaction, i.e. payments and receipts of principal and interest will be based on differences. The transaction is designated as hedge against exposures of the Company to the dollar functional currency which started to serve as the reporting currency of the Company from January 2008 when it started to report in accordance with the international accounting principles.

	December 31
	2010		2009
	Asset	Liability	Asset	Liability
	U.S. dollars in thousands
Fair value of a SWAP transaction	1,921	—	1,400	—

2.

As of December 31, 2010, the Group held forward foreign currency contracts designated as hedges of wages expenses paid to employees in Israel in NIS for which the Group has firm commitments. The forward foreign currency contracts are being used to hedge currency risk of the firm commitments.

	December 31
	2010		2009
	Asset	Liability	Asset	Liability
	U.S. dollars in thousands
Fair value of a foreign exchange forward contract	495	—	135	70

The critical terms of the foreign exchange forward contracts have been negotiated to match the terms of the commitments.

The cash flow hedges of the expected future NIS expenses were assessed to be highly effective and as of December 31, 2010, total other income of $661 thousand, net attributed to the hedging instruments, was included in equity.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

e.	Linkage terms of financial instruments:

	December 31, 2010
	In or linked to Japanese Yen	In or linked to other foreign currency	In unlinked NIS	In NIS linked to the Israeli CPI	Unlinked	Balances which are not financial assets / liabilities	Total
	U.S. dollars in thousands
Cash and cash equivalents	1,037	1,026	6,914	—	6,107	—	15,084
Short-term deposits	93	—	—	—	—	—	93
Trade receivables	1,542	1,018	1,331	—	15,054	—	18,945
Short-term financial derivatives	—	—	—	—	1,323	—	1,323
Other accounts receivable	3	19	61	—	668	1,443	2,194
Non-current receivables	398	—	14	—	70	252	734
Financial derivatives for marketable debenture hedges	—	—	—	—	1,153	—	1,153

	3,073	2,063	8,320	—	24,375	1,695	39,526

	December 31, 2010
	In or linked to Japanese Yen	In or linked to other foreign currency	In unlinked NIS	In NIS linked to the Israeli CPI	Unlinked	Balances which are not financial assets / liabilities	Total
	U.S. dollars in thousands
Credit and loans from banks and others	1,629	—	619	—	7,000	—	9,248
Trade payables	46	209	4,526	—	2,930	—	7,711
Other accounts payable	490	319	5,208	35	2,115	660	8,827
Financial derivatives	342	—	—	—	—	—	342
Marketable debentures (including current maturities)	—	—	—	11,660	—	—	11,660
Stock options	—	—	—	—	1,048	—	1,048
Other non-current liabilities	30	—	—	—	1,780	451	2,261

	2,537	528	10,353	11,695	14,873	1,111	41,097

(1)

As of December 31, 2010, total balance of balance sheet liabilities linked to the Israeli CPI, net was approximately $11.7 million compared to approximately $14.9 million on December 31, 2009. To hedge this exposure the Company executed in January 2008 a SWAP transaction as described in d(1) above.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

	December 31, 2009
	In or linked to Japanese Yen	In or linked to other foreign currency	In unlinked NIS	In NIS linked to the Israeli CPI	Unlinked	Balances which are not financial assets / liabilities	Total
	U.S. dollars in thousands
Cash and cash equivalents	524	542	2,447	—	11,962	—	15,475
Short-term deposits	87	—	—	—	—	—	87
Trade receivables	1,517	1,098	2,618	—	12,853	—	18,086
financial derivatives	—	—	—	—	535	—	535
Other accounts receivable	35	66	846	—	320	819	2,086
Non-current receivables	384	—	130	—	48	—	562

Financial derivatives for marketable debenture hedges	—	—	—	—	1,000	—	1,000

	2,547	1,706	6,041	—	26,718	819	37,831

	December 31, 2009
	In or linked to Japanese Yen	In or linked to other foreign currency	In unlinked NIS	In NIS linked to the Israeli CPI	Unlinked	Balances which are not financial assets / liabilities	Total
	U.S. dollars in thousands
Credit from banks and others	780	—	109	—	1,008	—	1,897
Trade payables	90	170	4,108	—	2,635	—	7,003
Other accounts payable	584	301	3,450	49	3,372	214	7,970
Financial derivatives	—	217	—	—	246	—	463
Loans from banks	726	—	472	—	4,000	—	5,198
Marketable debentures (including current maturities)	—	—	—	14,876	—	—	14,876
Stock options	—	—	—	—	872	—	872
Other non-current liabilities	144	—	—	—	769	29	942

	2,324	688	8,139	14,925	12,902	243	39,221

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

f.	Sensitivity tests relating to changes in market factors:

	December 31
	2010	2009
	U.S. dollars in thousands
Sensitivity test to changes in the dollar-NIS exchange rate
Gain (loss) from the change:
5% increase in the exchange rate	(46)	76
5% decrease in the exchange rate	80	35
Sensitivity test to changes in the dollar—Japanese Yen exchange rate
Gain (loss) from the change:
5% increase in the exchange rate	25	66
5% decrease in the exchange rate	(25)	(66)
Sensitivity test to changes in the real NIS interest rates
Gain (loss) from the change:
5% increase in interest	11	32
5% decrease in interest	(11)	(32)
Sensitivity test to changes in the Israeli CPI
Gain (loss) from the change:
1.5% increase in the index	184	242
1.5% decrease in the index	(184)	(242)
Foreign currency
Gain (loss) from the change:
NIS
In respect of forward transactions
5% increase in the dollar—NIS exchange rate	(76)	—
5% decrease in the dollar—NIS exchange rate	76	—
In respect of options transactions
5% increase in the dollar—NIS exchange rate	(149)	176
5% decrease in the dollar—NIS exchange rate	183	287

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 17:- FINANCIAL INSTRUMENTS (Cont.)

Sensitivity tests and principal work assumptions:

The changes that were selected in the relevant risk variables were determined in accordance with the management’s estimations regarding reasonable possible changes in these risk variables.

The Company carried out sensitivity tests for principal market risk factors that may have an effect on the reported operating results or financial position. The sensitivity tests present the profit or the loss and/or the change in equity (before tax) for each financial instrument in respect of the relevant risk variable that was selected for it as of each report date. The test of risk factors was done on the basis of the materiality of the exposure of the operating results or the financial position in respect of each risk factor in relation to the functional currency and on the assumption that all of the other variables remain constant.

For long-term loans at fixed interest, the Group does not have exposure in respect of interest risk.

For long-term loans at variable interest, the sensitivity test to the interest risk was done only on the variable element of the interest.

Sensitivity tests for options were done on the basis of the B&S model, where the standard deviation of the dollar—NIS exchange rate is 7.408%, risk-free NIS interest is 1.52%, and risk-free dollar interest is 0.979%.

Since the market value of the options is not necessarily their B&S value, scenarios were used where the value of the options was changed in each scenario compared to the original B&S value and not compared to market value.

In forward transactions against the NIS, an annual interest of 0.17%—1.313% was used. In all of the forward transactions, an annual dollar interest of 0.344%—0.979% was used.

In accordance with the Company’s policy, the Company customarily hedges its principal exposure to currency, other than those that derive from foreign business activities. Therefore, the principal currency exposures presented in the sensitivity tables are in respect of the Company’s activity in Israel. In addition, significant exposures to the Japanese Yen are presented in the dollar sensitivity table.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 18:- EMPLOYEE BENEFIT ASSETS AND LIABILITIES

Employee benefits include short-term benefits, post-employment benefits and other long-term benefits.

a.	Post-employment benefits:

Labor laws and the severance pay law in Israel require the Company to pay compensation to an employee at the time of his dismissal or termination or to make regular deposits in a defined contribution plan pursuant to Section 14 of the severance pay law as outlined below. The Company’s liability as a result is handled as a post-employment benefit. The calculation of the Company’s liability due to employee benefits is done pursuant to the valid employment agreement and is based on the employee’s salary and the duration of his employment, which create the right to receive the compensation.

Post-employment benefits are financed, in general, by deposits classified as a defined benefit plan or as a defined contribution plan as detailed below.

b.	Defined benefit plan:

Part of the compensation payments that are not covered by deposits into a defined contribution plan, as stated above, are handled by the Group as a defined benefit plan according to which the liability in respect of employee benefits is recognized, and the Group deposits amounts in central compensation funds and appropriate insurance policies.

1.	Expenses recognized in the statement of comprehensive income:

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Cost of current service	1,206	884
Interest expenses in respect of benefit liabilities	484	370
Expected return on plan assets	(432)	(278)
Actuarial loss (gain), net, recognized for the year	(128)	(581)
Exchange differences	(34)	(26)

Total expenses in respect of employee benefits	1,096	369
Actual return (loss) on plan assets	676	1,093
The expenses were presented in the statement of comprehensive income as follows:
Cost of sales	410	191
Research and development expenses, net	214	115
Selling and marketing expenses	138	43
General and administrative expenses	368	46
Exchange differences	(34)	(26)

	1,096	369

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 18:- EMPLOYEE BENEFIT ASSETS AND LIABILITIES (Cont.)

2.	Assets (liabilities) of the plan, net:

	December 31
	2010	2009
	U.S. dollars in thousands
Fair value of plan’s assets	11,389	8,943
Liabilities in respect of the defined benefit plan	(10,913)	(8,447)

Total assets, net	476	496

3.	The change in the current value of the liability in respect of the defined benefit plan:

	2010	2009
	U.S. dollars in thousands
Balance as of January 1	8,447	7,126
Interest expenses	484	370
Cost of current service	1,206	884
Benefits paid	(144)	(250)
Actuarial loss, net	264	234
Exchange differences	656	83

Balance as of December 31	10,913	8,447

4.	The plan’s assets:

a)	The plan’s assets:

The plan’s assets include assets held a long-term employee benefit plan as well as appropriate insurance policies.

b)	Movement in the fair value of the plan’s assets:

	2010	2009
	U.S. dollars in thousands
Balance as of January 1	8,943	7,090
Expected return	432	278
Deposits to the plan by the employer	1,240	1,066
Benefits paid	(308)	(415)
Actuarial gain, net	392	815
Exchange differences	690	109

Balance as of December 31	11,389	8,943

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 18:- EMPLOYEE BENEFIT ASSETS AND LIABILITIES (Cont.)

5.	Principal assumptions in respect of the defined benefit plan:

	2010	2009
	%
Rate of capitalization of the plan’s liability	5.09	5.5
Expected rate of return on the plan’s assets	5.3	5.63
Expected rate of increase in salary	3	3

6.	Amounts in respect of the current year and previous years:

	2010	2009
	U.S. dollars in thousands
Current value of defined benefit liability	(10,913)	(8,447)
Fair value of the plan’s assets	11,389	8,943

Surplus (deficit) in the plan	476	496

c.	Other long-term benefits:

	December 31
	2010	2009
	U.S. dollars in thousands
Retirement grant to interested party—see Note 20b6	93	83

NOTE 19:- LIENS

a.

The Company has registered a floating lien without limitation in amount to the benefit of the State of Israel on all of the machinery, equipment, facilities and real estate properties, to secure the investment grants it has received.

b.	The Company has registered a fixed lien without limitation in amount to the benefit of banks on the Company’s land and building.

c.	The Company has registered a fixed lien without limitation to the benefit of banks on the Company’s equipment and machinery.

d.	The Company has made available to banks a general floating lien on the Company’s assets.

e.	The Company has made available to banks a hanging lien on deposits and their proceeds in the accounts it manages.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 19:- LIENS (Cont.)

f.	The Company has made available to a bank a first fixed lien on the Company’s unpaid share capital and goodwill, and a current lien on its plant and assets.

g.	To ensure the Company’s liabilities to a bank in respect of the purchase of vehicles, the Company has pledged the vehicles that were purchased to the bank.

h.	The amounts of the secured liabilities are as follows:

	December 31
	2010	2009
	U.S. dollars in thousands
Current maturities of non-current loans	1,747	1,109
Non-current loans	5,913	4,471

NOTE 20:- CONTINGENT LIABILITIES AND COMMITMENTS

a.	Liability for the payment of royalties:

The Company and a subsidiary have undertaken to pay royalties to the Government of Israel in respect of the sale of products that were developed during research that was financed in part by research grants from the Chief Scientist. As of December 31, 2010, the subsidiary’s gross liability totals some $8.3 million, linked to the U.S. dollar (Some $7.5 million dollars as of December 31, 2009). The royalties are at a rate of 3.5% of the sale price of the products developed in the framework of the research. See also Note 16c.

b.	Commitments:

1.	Liability for the payments of an operating lease:

The Group entered into operating lease agreements for vehicles. The leases have an average lifespan of 3-5 years, without an option for extension in the contract. No limitations were placed on the lessor that entered into this lease agreement.

The minimal future lease payments for the operating lease contracts that are not subject to cancellation as of December 31 are:

	December 31
	2010	2009
	U.S. dollars in thousands
First year	807	654
Second year to five years	853	884

Total	1,660	1,538

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 20:- CONTINGENT LIABILITIES AND COMMITMENTS (Cont.)

2.	The Company leases space in Israel, Japan and the United States. Some of the rental agreements have a contractual extension option. The average rental period varies between one year and five years.

The future rental payments for the rental contracts that are not subject to cancellation as of December 31 are:

	December 31
	2010	2009
	U.S. dollars in thousands
First year	1,587	1,075
Second year to five years	3,087	2,770

Total	4,674	3,845

3.	Capitalized lease rights of land from the Israel Lands Administration:

The Company holds capitalized lease rights of land from the Israel Lands Administration in Har Hotzvim, Jerusalem, with a total area of 3.3 thousand sq.m., which houses the building from which the Company operates. The amount attributed to the capitalized rights is presented in the balance sheet as prepaid operating lease expenses of land which are amortized over the period of the lease. The lease period ends in 2048. See also Notes 2q and 9.

4.	Commitments for the purchase of fixed assets as of December 31, 2010 total some $1.8 million.

5.

In May 2010, the subsidiary in the United States, Ophir Optics LLC (“Ophir”) signed an agreement for the supply of infra-red lenses to the Autoliv Inc. Company, a global leading manufacturer of safety products for vehicles. The lenses are integrated into a night vision system for vehicles that the customer supplies to vehicle manufacturers among the leaders in the world. The contract is valid until December 31, 2013, and replaces the master agreement between the companies that was signed in November 2008. Ophir has the ability to terminate the contract with an advance notice of 6 months, subject to further terms. The customer has the ability to terminate the contract with a shorter warning period of a few weeks.

6.

On July 16, 2009, the general meeting of the Company’s shareholders approved an update to the terms of employment of Dr. Yaakov Zerem, a shareholder, founder of the company, who serves as chairman of the Board and as CEO of the Company, according to which his current monthly salary will continue to be linked to the Israeli CPI until the end of 2011, and payment of an annual bonus of 1.85% of the Company’s consolidated income less: income tax expenses (benefit), the net profit (loss) of the severance compensation and vacation funds, the profit (loss) from stock options that were allocated to FIMI in July 2008, the minority interests in earnings (losses) of subsidiaries, the one-time capital profits (losses)—it will be discussed each year by the audit committee and the Board, which will decide whether to neutralize them or not.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 20:- CONTINGENT LIABILITIES AND COMMITMENTS (Cont.)

In addition, upon termination of Dr. Yaakov Zerem’s term, he will be entitled to a severance grant of a sum equal to 6 months’ salary. The stated amount is taken into account in calculating the employee benefits pursuant to IAS 19.

In addition, the general meeting of the Company’s shareholders approved an update in the terms of employment of Dr. Ephraim Greenfield, shareholder, founder of the Company, who serves as Chief Scientist of the laser measurements group, according to which his current monthly salary will continue to be linked to the Israeli CPI and an annual bonus for the years 2009 through and including 2011, according to the performance of the laser measurement group and the performance of the laser measurement department.

NOTE 21:- EQUITY

a.	Share capital:

	December 31, 2010		December 31, 2009
	Authorized	Issued and paid up	Authorized	Issued and paid up
	Number of shares
Ordinary shares of NIS 1 par value each	35,000,000	25,942,152	35,000,000	25,421,365

The Ordinary shares are traded on the Tel-Aviv Stock Exchange and confer voting rights in the general meeting, the rights to receive dividends and rights upon liquidation.

b.	Movement in the share capital:

The issued and paid up share capital:

	Number of shares	NIS par value
	U.S. dollars in thousands
Balance as of January 1, 2009	25,289,286	25,289,286
Exercise of stock options into shares	132,079	132,079

Balance as of December 31, 2009
Exercise of stock options into shares	25,421,365	25,421,365
	520,787	520,787

Balance as of December 31, 2010	25,942,152	25,942,152

c.	Marketable stock options:

On November 30, 2009, 1,200,000 stock options (series 2), which were issued in November 2005, expired.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 21:- EQUITY (Cont.)

d.	Distribution of a cash dividend:

On March 17, 2009, the Company declared a cash dividend totaling NIS 8 million (some $1.9 million) to the Company’s shareholders, constituting some NIS 0.316 per share. The dividend was paid on April 23, 2009.

On March 22, 2010, the Company declared a cash dividend of NIS 6 million (some $1.6 million) to the Company’s shareholders, constituting some NIS 0.235 per share. The dividend was paid on April 29, 2010.

On November 28, 2010, the Company declared a cash dividend of NIS 12 million (some $3.3 million) to the Company’s shareholders, constituting some NIS 0.463 per share. The dividend was paid on December 27, 2010.

e.	An agreement for investment in the Company:

On May 11, 2008, an investment agreement was signed between the Company and FIMOPHIR Limited Partnership, a limited partnership controlled by the FIMI Fund (“FIMI”).

Pursuant to the agreement, FIMI invested a sum of $23.5 million in the Company on July 7, 2008 (“the date of completion of the transaction”), in exchange for the allocation of:

1.	5,000,000 Ordinary shares of the Company (at a price of $4.71 per share), constituting some 20% of the issued share capital of the Company immediately after the allocation.

2.

Stock options for the purchase of 1,750,000 Ordinary shares of the Company at an exercise price of $5.75 per share, which will be exercisable over 5 years from the date of completion. The stock option is transferrable and can also be exercised through the net exercise method.

In the framework of the investment agreement, it was agreed that the Company’s directors would receive identification letters from the Company at a scope that would be agreed upon between the parties, and would be approved in all of the Company’s institutions, including the general meeting.

The Company split the consideration from the issuance of the shares and the allocation of the stock options in accordance with the provisions of IAS 32, “Financial Instruments: Presentation” and IAS 39, “Financial Instruments—Recognition and Measurement”. Accordingly, the stock options were presented in long-term liabilities in accordance with their fair value, and calculated according to the calculation formulations based on the B&S options pricing model. The economic value of the stock options as of December 31, 2010 and 2009 was determined at $1,048 thousand and $872 thousand, respectively.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 21:- EQUITY (Cont.)

During 2010, the Company registered expenses in respect of the net revaluation of the stock options totaling $176 thousand (2009—net expenses of $40 thousand), which were registered in the framework of the finance expenses in the statement of comprehensive income against an increase in liability for stock options.

f.	The Company’s management of capital:

The Company’s goals in managing its capital are:

1.

Maintaining minimal capital at a rate of 25% of the Company’s total consolidated balance sheet, and at a rate of 30% of the Company’s total solo balance sheet in accordance with the Company’s liabilities to banks and meeting financial covenants. See also Note 16a(6).

2.	The distribution of a dividend to the shareholders every year at a rate of up to 25% of the Company’s income, subject to the approval of the Company’s Board.

g.	Non-controlling interests:

The composition of non-controlling interests in the balance sheet:

	December 31
	2010	2009
	U.S. dollars in thousands
Share in carrying amount	1,254	1,083

NOTE 22:- SHARE-BASED PAYMENT TRANSACTIONS

a.	Expense recognized in the financial statements:

The expense that was recognized in the financial statements for services received from employees is presented in the table below:

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Equity-settled share-based payment plans	186	292

The share-based payment transactions that the Company granted to its employees are described below. There have been no modifications or cancellations to any of the employee benefit plans during 2008, 2009 and 2010.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 22:- SHARE-BASED PAYMENT TRANSACTIONS (Cont.)

b.	Stock to employees:

The stock options were issued to employees without consideration. The stock options are exercisable in parts, during a certain period as set forth at the date of the allocation, on condition that employer-employee relations exist during that period. The stock options are non-marketable and were allocated in accordance with Section 102 of the Income Tax Ordinance.

1.	The allocation of stock options to employees:

Grants in 2008

On August 13, 2008, the Company’s Board decided to allocate to 4 employees (who are not interested parties or controlling shareholders), a total sum of 53,660 stock options in exchange for an average exercise increment of NIS 14.06 for each stock option, plus linkage differentials to the Israeli CPI from the index known on the date of allocation to the index known on the date of exercise of the options in practice. 50% of the stock options are exercisable following two years from the date of allocation for a period of 4 years, 25% are exercisable following three years from the date of the allocation for a period of 4 years and 25% are exercisable following four years from the date of the allocation for a period of 4 years.

Grants in 2010

On January 7, 2010, the Company’s Board decided to allocate to 2 employees in the Company (who are not interested parties or controlling shareholders) a total sum of 30,300 stock options in exchange for an average exercise increment of NIS 14.58 for each stock option, plus linkage differentials to the Israeli CPI from the index known on the date of the allocation until the index known on the date of exercise of the options in practice. 50% of the stock options are exercisable following two years from the date of allocation for a period of 4 years, 25% are exercisable following three years from the date of the allocation for a period of 4 years, and 25% are exercisable following four years from the date of the allocation for a period of 4 years.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 22:- SHARE-BASED PAYMENT TRANSACTIONS (Cont.)

2.

The balance of stock options as of December 31, 2010 to employees is 1,433,284 stock options that are exercisable into 1,512,832 Ordinary shares. The additional exercise of each option is according to the following table:

Number of options	Exercise increment linked to the December 2010 index	Exercise increment	Number of shares derived from the exercise **)
	NIS	U.S. dollars *)
61,597	9.45	2.66	74,532
90,628	10.26	2.89	132,687
61,086	10.28	2.90	67,195
63,223	10.32	2.91	69,545
58,908	12.26	3.46	64,798
52,500	14.81	4.17	52,500
30,300	14.91	4.20	30,300
53,660	15.16	4.27	53,660
5,780	15.24	4.29	5,780
4,165	15.31	4.31	4,165
200,000	15.51	4.37	200,000
62,403	15.58	4.39	68,636
92,521	15.99	4.51	92,521
129,764	16.00	4.51	129,764
10,701	16.04	4.52	10,701
51,800	16.43	4.63	51,800
254,247	16.73	4.71	254,247
150,001	21.59	6.08	150,001

1,433,284			1,512,832

*)	Translated according to the dollar exchange rate as of December 31, 2010.
**)	The number of shares derived from the exercise is adjusted according to the distribution of bonus shares made by the Company, regardless of the Stock Appreciation Rights (SAR) mechanism.

The balance of stock options that have vested as of the reporting date is 899,904 stock options. These stock options are exercisable into 972,614 Ordinary shares.

c.	Movement during the year:

Below is a table that includes the number of options into shares, the weighted average of their exercise price and the changes made in the employee options plan over the course of the year ending:

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 22:- SHARE-BASED PAYMENT TRANSACTIONS (Cont.)

	2010			2009
	Number of options	Weighted average of the exercise price	Weighted average of the exercise price	Number of options	Weighted average of the exercise price	Weighted average of the exercise price
		NIS	U.S. dollars*)		NIS	U.S. dollars*)
Share options at the beginning of the year	1,830,070	13.86	3.91	1,938,460	13.13	3.48
Share options issued during the year	30,300	14.58	4.11	—	—	—
Share options exercised during the year	397,869	9.96	2.81	94,998	9.98	2.64
Share options forfeited during the year	29,217	14.68	4.14	13,392	9.24	2.45

Share options at the end of the year	1,433,284	15.25	4.30	1,830,070	13.86	3.67

Share options that are exercisable at the end of the year	899,904	14.56	4.10	1,028,173	12.35	3.27

*)	Translated according to the dollar exchange rate as of the reporting date.

d.	The weighted average remaining contractual life for the share options outstanding as of December 31, 2010 is 3.33 years (2009—3.63 years).

e.	The range of exercise prices for share options outstanding as of December 31, 2010 was NIS 9.44—21.59 (2009—NIS 9.24—21.11).

Measurement of the fair value of equity-settled share options

The Company uses the Monte Carlo model based on lattice for measuring the fair value of the equity-settled share options. The measurement is done on the date of grant of the equity-settled share options, since these are options granted to employees.

Below is a table that presents the data that served in measuring the fair value of the equity-settled share options, in accordance with the Monte Carlo model based on lattice for options pricing, regarding the aforementioned plan.

2010
Dividend yield in respect of the share (%)	1.97
Expected volatility in the share prices (%) (2)	33.99 - 44.67
Historical volatility of the share prices (%)	33.99 - 44.67
Risk-free interest rate (%)	(-1.3) - 1.5
Expected exercise multiplier of the share options (years) (1)	2.23 - 2.49
Expected dividends (NIS)	0.3

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 22:- SHARE-BASED PAYMENT TRANSACTIONS (Cont.)

In accordance with the above data, the fair value of the options was set as follows:

Date of grant	Fair value per option (NIS)	Fair value per option (U.S. dollars ) (3)
March 30, 2005	5.88 - 6.55	1.34 - 1.50
May 3, 2005	7.91	1.81
November 11, 2005	5.84 - 6.15	1.25 - 1.32
January 1, 2006	6.83 - 7.4	1.49 - 1.62
February 15, 2006	5.93 - 6.38	1.26 - 1.35
May 30, 2006	7.67	1.70
January 18, 2007	6.13 - 7.59	1.45 - 1.80
August 19, 2007	3.74 - 4.19	0.88 - 0.99
November 20, 2007	2.71	0.70
November 21, 2007	3.22	0.83
August 13, 2008	5.59 - 5.84	1.56 - 1.62
January 7, 2010	5.56 - 5.57	1.49

(1)	The expected exercise multiplier for the share options is based on the Company’s historical data, which does not necessarily represent the future exercise pattern of the share options.
(2)	The expected fluctuation in the share price reflects the assumption that the historical fluctuation of the share price constitutes a good indication of the trend expected in the future.

Other than the parameters presented above, the vesting dates were also taken into account in order to measure the fair value of the equity-settled share options.

(3)	Translated according to the dollar exchange rate on the date of grant.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 23:- TAXES ON INCOME

a.	The tax laws that apply to the Group’s companies:

1.	Companies in Israel:

Income Tax (Inflationary Adjustments) Law, 1985:

Pursuant to the law, until the end of 2007, the results were measured for tax purposes in Israel having been adjusted to changes in the Israeli CPI.

In February 2008, the Knesset passed an amendment to the Income Tax (Inflationary Adjustments) Law, 1985, limiting the applicability of the adjustments law from 2008 onwards. As of 2008, the results are measured for tax purposes in nominal values, other than certain adjustments in respect of changes in the Israeli CPI during the period up to December 31, 2007. Adjustments related to capital profits, such as in respect of the realization of real estate (betterment) and securities, continue to apply to the date of realization. The amendment to the law includes, inter alia, the cancellation of the addition and deduction adjustments due to inflation and the additional deduction due to depreciation as of 2008.

The Law for the Encouragement of Capital Investments, 1959

Pursuant to the law, the companies are entitled to various tax benefits based on the “approved plant” and/or “beneficiary plant” status granted to some of their plants, as defined in this law. The main benefits based on the law are:

Benefits and reduced tax rates

Alternative track

In this track, the Company is entitled to a tax exemption for a period of up to ten years during the benefits period.

Should the plan have been approved after the April 1, 2005, a further condition for receiving the benefits in the alternative track is that a minimal entitling investment has been made. The minimal entitling investment required for the establishment of a plant is NIS 300 thousand. Regarding expansion of the plan, it was determined that the minimal entitling investment required is NIS 300 thousand or an amount that is equal to the “entitling rate” of the value of the manufacturing assets, the higher of the two. Manufacturing assets that serve the plant and are not owned by the plant shall also be considered to be manufacturing assets.

The entitling rate of the value of the manufacturing assets is 12% of the value of the manufacturing assets.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 23:- TAXES ON INCOME (Cont.)

The income that entitles tax benefits on the alternative track shall be taxable income of a company that has met certain conditions as set forth in the law (“a beneficiary company”), which was earned by an industrial plant. The law details the types of income that entitle the tax benefits in the alternative track, in relation to an industrial plant.

The beginning of the benefit period was determined as from the year in which the taxable income was first created from the approved or beneficiary plant, provided 14 years have not elapsed from the year in which the approval was granted and 12 years from the year in which the plant was first operated. In respect of expansion plans in the framework of Amendment 60 to the law, the beginning of the benefit period is determined as from the year of election or from the year in which the Company first earns taxable income, the later of the two, provided that 14 years have not elapsed from the date of the beginning of the year of election. For some of the Company’s plants, the benefit period has ended, and for some, it will end between 2011 and 2018.

In a case where a dividend is distributed from tax exempt income as stated above, the Company will be charged tax at that rate that would have applied to its income from an approved or beneficiary plant in the year in which the income was earned had it not chosen the alternative track (tax rate of 0%). The Company’s policy is not to distribute such dividend.

In a case where the plan on the alternative track was approved after April 1, 2005, the basic condition for receiving the benefits under this track is that the plant contributes to the economic independence of the State economy and that it is competitive within the Gross Domestic Product (“a competitive plant”). For the purpose of meeting this condition in connection with the establishment of the plant, the law sets forth various requirements regarding an industrial plant and regarding a hotel.

Regarding an industrial plant, it is required that in each tax year during the benefit period, one of the following applies:

a)

Its main operations are in the field of biotechnology or nanotechnology, and confirmation of this has been granted by the Head of the Industrial Research and Development Administration, before approval of the above plan.

b)

Its income during the tax year from the plant’s sales in a certain market does not exceed 75% of the overall income from the plant’s sales during that tax year. “Market” is defined as a separate country or customs territory.

c)	25% or more of the over-all income during the tax year from the plant’s sales are from sales in a certain market that includes at least 12 million residents.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 23:- TAXES ON INCOME (Cont.)

Conditions for the applicability of the benefits

The aforementioned benefits are conditioned on the fulfillment of the conditions set forth in the law, in the regulations enacted pursuant thereto, and in the letters of approval pursuant to which the investments in the approved plants were made, as stated above. Non-fulfillment of the conditions could cause the cancellation of the benefits, in whole or in part, and the return of the benefit amounts plus interest. According to the estimation of the Company’s management, the Company meets the stated conditions.

Beneficiary plant—subsidiary

On June 30, 2010, the subsidiary submitted a request for a pre-ruling from the Income Tax Authority to receive the status of “beneficiary plant” in the tax benefits track for a beneficiary plant under the alternative track pursuant to Amendment 60 to the law. In the request that was submitted, the subsidiary asked to determine 2009 as the year of election subject to meeting the conditions set forth in Section 51 of the law. In the opinion of the management of the subsidiary, the company meets the requirements of the law regarding the minimal entitling investment. The status of beneficiary plant will grant the company a tax exemption for 10 years as of the first year in which the subsidiary shall have taxable income. The benefit period will end, at the very latest, by and including the 2020 tax year.

Amendments to the Law for the Encouragement of Capital Investments, 1959:

In December 2010, the Knesset passed the Law for Economic Policy for 2011 and 2012 (Amended Legislation), 2011, which sets forth, inter alia, amendments to the Law for the Encouragement of Capital Investments, 1959 (“the law”). The applicability of the amendment is from the January 1, 2011. The amendment changes the benefits tracks in the law and applies a uniform tax rate on all of the Company’s preferred revenue. The Company is permitted to choose (without being able to retract its choice) whether to opt in to the applicability of the amendment, and from that time onwards, the amended tax rates would apply to it, being: in 2011 and 2012 15% (in Development Area A—10%), in 2013 and 2014 12.5% (in Development Area A—7%), and from 2015 onwards 12% (in Development Area A—6%).

The Company is assessing the possible effects of the amendment, and at this stage, it has not yet decided what tax year it will choose to apply the amendment.

The Law for the Encouragement of Industry (Taxation), 1969

The Company has the status of “industrial company” as defined in this law. In accordance with this status, and based on regulations that were published, the Company is entitled to claim a depreciation reduction at increased rates regarding equipment that serves industrial operations, as set forth in the regulations based on the Inflationary Law.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 23:- TAXES ON INCOME (Cont.)

2.	Subsidiaries outside of Israel:

The subsidiaries whose place of incorporation is outside of Israel are assessed pursuant to the tax laws in their countries of residence.

b.	The tax rates that apply to the Group:

1.

The corporate tax rates in Israel are as follows: for the year 2008—27%; for the year 2009—26%; for the year 2010—25%. Tax at a reduced rate of 25% applies on capital gains that were generated as of the January 1, 2003, in place of the regular tax rate. In July 2009, the Knesset passed the Law for Economic Efficiency (Amended Legislation for Implementing the Economic Plan for 2009 and 2010), 2009, which set forth, inter alia, a further gradual reduction of the corporate tax rate and the real capital gain tax rate in Israel beginning in 2011, to the following tax rates: for the year 2011—24%; for the year 2012—23%; for the year 2013—22%; for the year 2014—21%; for the year 2015—20%; for the year 2016 and onwards—18%.

The effect of the stated change on the deferred tax balances brought about an increase in net income in 2009 totaling some $37 thousand.

2.	Subsidiaries outside of Israel:

The principal tax rates that apply to the subsidiaries whose place of incorporation is outside of Israel are:

A company incorporated in the United States, in the State of Utah—the US federal tax rate is according to revenue rankings at an average rate of 35%, local tax at a rate of 5%, and asset tax at a rate of 1.16%.

Companies incorporated in the United States in the State of Massachusetts—the US federal tax rate is according to revenue rankings at an average rate of 35%, local tax at a rate of 9.5%, and asset tax at a rate of 0.26%.

A company incorporated in the United States in the State of California—the US federal tax rate is according to revenue rankings at an average rate of 35%, local tax at a rate of 8.84%, and asset tax at a rate of 1.21%.

A company incorporated in Japan—average corporate tax at a rate of 32.8%, local tax at a rate of 14.7%, district tax at a rate of 5.3%, and asset tax at an average rate of 1.4%.

Companies incorporated in Germany—average corporate tax at a rate of 25%.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 23:- TAXES ON INCOME (Cont.)

Consolidated reports for tax purposes

The subsidiaries in the United States—Ophir Optics LLC, Ophir Optronics LLC, Ophir Holding Inc., Ophir Spiricon LLC, and Ophir Photon LLC—file a consolidated report for tax purposes to the tax authorities in the United States.

c.	Tax assessments:

1.	Final tax assessments:

The Company has been issued final tax assessments up to and including the 2007 fiscal year. The subsidiary in Israel has not yet had final tax assessments issued since it was established.

2.	Tax assessments under dispute:

On December 31, 2009, the Company signed a compromise agreement with the Tax Authorities in respect of the tax assessments for the years 2002 up to and including 2007. In the framework of the compromise agreement, the Company paid a total of some $1.5 million in 2010, including interest and linkage. In the financial statements for the prior periods, a provision was included in respect of these assessments.

During November 2010, the Tax Authorities in the United States began carrying out a tax audit for the year 2008 of the subsidiaries in the United States who submit a consolidated report for tax purposes. In the Company’s estimation, the existing provisions in the financial statements are sufficient.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 23:- TAXES ON INCOME (Cont.)

d.	Deferred taxes:

The composition:

	Balance sheets		Statements of comprehensive income
	December 31		Year ended December 31
	2010	2009	2010	2009
	U.S. dollars in thousands
Deferred tax liabilities
Intangible assets	756	407	219	148
Depreciable fixed assets	2,677	1,861	(821)	(1,695)
Research and development expenses	72	11	(103)	63

	3,505	2,279	(705)	(1,610)

Deferred tax assets
Carryforward tax losses	1,240	1,076	140	351
Unrealized profits	412	454	(42)	(91)
Employee benefits (1)	469	22	439	(216)
Other differences (1)	652	731	(90)	644

	2,773	2,283	447	688

Deferred tax income (expenses)			(258)	(922)
Newly consolidated company			(478)	—
Deferred tax assets (liabilities), net	(732)	4

(1)	Including adjustments resulting from the translation of the financial statements in respect of deferred tax balances of a company consolidated in 2010, totaling $22 thousand.

The deferred taxes are presented in the balance sheet as follows:

	December 31
	2010	2009
	U.S. dollars in thousands
Non-current assets	1,065	624
Non-current liabilities	1,797	620

Deferred taxes are calculated according to tax rates between 2% and 41.2% (2009—1% to 44.5%) based on the tax rates expected to apply at the time of realization.

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 23:- TAXES ON INCOME (Cont.)

e.	Taxes on income related to comprehensive income items:

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Current taxes	1,230	712
Taxes in respect of previous years	—	(169)
Deferred taxes (see d above)	280	922

	1,510	1,465

f.	Theoretical tax:

An adjustment of the tax amount that would have applied had all of the revenue and expenses, profits and losses in the statement of comprehensive income been taxable at the statutory tax rate, and the amount of income tax reflected in the statement of comprehensive income, is brought below:

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Income before taxes on income	9,099	9,368
Statutory tax rate	25%	26%
Tax calculated according to the statutory tax rate	2,275	2,436
Decrease (increase) in taxes on income derived from:
Tax benefit derived from a reduction in the tax rate and in the special tax rate of an “approved plant”	(858)	(1,249)
Taxable income at special tax rates	153	—
Difference in the basis of measurement	(479)	(25)
Taxable income at rates different than the statutory rate	(58)	392
Non-deductible expenses less exempt and other income, net	93	122
Losses in respect of which deferred taxes were not created this year	37	111
Losses in respect of which deferred taxes were not created in the past	(214)	(283)
Taxes in respect of previous years	258	(169)
Change in the Group’s structure	360	—
Other	(57)	130

Taxes on income	1,510	1,465

Average effective tax rate	16.6%	15.6%

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 23:- TAXES ON INCOME (Cont.)

g.	Carryforward tax losses:

The subsidiary in Israel has carryforward tax losses totaling some $5.6 million dollars (in 2009—some $6.1 million). The subsidiary created deferred tax assets at the level of the loss that the company’s management expects to realize in the coming year. In respect of the remaining losses, the company did not create deferred taxes due to the uncertainty of realizing them in the foreseeable future.

The subsidiary in the United States has carryforward tax losses totaling some $2 million. In respect of these losses, the company created deferred tax assets due to the estimation of the subsidiary’s management that they would be realized in the foreseeable future.

NOTE 24:- ADDITIONAL DETAILS TO THE STATEMENTS OF COMPREHENSIVE INCOME ITEMS

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
a. Major customers
Turnover with major customers:
Customer A	6,931	20,470
Customer B	13,955	4,398
	%

Customer A	6	20
Customer B	13	4

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
b. Cost of sales
Materials consumed	35,393	34,147
Salaries and related expenses	18,496	14,762
Other manufacturing expenses	7,013	5,097
Depreciation	4,611	3,986

	65,513	57,992
Decrease (increase) in Inventory	(101)	5,470

	65,412	63,462

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 24:- ADDITIONAL DETAILS TO THE STATEMENTS OF COMPREHENSIVE INCOME ITEMS (Cont.)

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
c. Research and development expenses, net
Raw materials, supplies and consumption materials	947	842
Salary and related expenses	6,556	5,833
Depreciation and amortization	1,069	569
Subcontracted works and other	213	715

	8,785	7,959
Less - research grants from the Chief Scientist, net	27	(142)

	8,812	7,817

d. Selling and marketing expenses
Salary and related expenses	6,621	5,459
Commissions	1,562	755
Advertising	1,186	859
Couriers and trips abroad	1,265	1,270
Depreciation and amortization	573	432
Doubtful accounts and bad debts	55	119
Other selling and marketing expenses	380	557

	11,642	9,451

e. General and administrative expenses
Salary and related expenses	6,713	5,615
Communications and post	534	470
Mechanization and computerization	300	247
Professional consulting	1,030	957
Employee recruitment and placement	295	191
Depreciation and amortization	1,050	810
Office maintenance	285	214
Shipping and transportation	101	83
Vehicles	288	166
Directors’ fee and insurance	143	118
Other general and administrative expenses	829	692

	11,568	9,563

f. Other expenses (income), net
Capital loss from the sale of fixed assets	7	46
Income from insurance that is not in the ordinary course of business	(574)	—
Expenses in connection with assessing the purchase of companies	402	—

	(165)	46

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 24:- ADDITIONAL DETAILS TO THE STATEMENTS OF COMPREHENSIVE INCOME ITEMS (Cont.)

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
g. Finance income and expenses
Finance income
Income from deposits	95	186
Profit from financial derivatives	243	216

	338	402

Finance expenses
Finance expenses in respect of short-term credit	—	39
Exchange differences, net	673	774
Finance expenses in respect of long-term loans and debentures	577	1,320
Other expenses	303	87

	1,553	2,220

Income (expenses) in respect of revaluation of stock options
Income in respect of the revaluation of stock options	—	446
Expenses in respect of the revaluation of stock options	(176)	(486)

	(176)	(40)

NOTE 25:- NET EARNINGS PER SHARE

Details of the number of shares and the net income that served in the calculation of earnings per NIS 1 par value of Ordinary share.

	Year ended December 31
	2010		2009
	Weighted number of shares	Net income	Weighted number of shares	Net income
	Thousands	U.S. dollars in thousands	Thousands	U.S. dollars in thousands
Number of shares and income attributable to equity holders of the Company, net	25,720	7,499	25,340	7,503
For the purpose of calculating basic net earnings	25,720	7,499	25,340	7,503
Effect of diluted potential Ordinary shares	307	—	426	—

For the purpose of calculating diluted net earnings	26,027	7,499	25,766	7,503

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 26:- OPERATING SEGMENTS

a.	General:

1.	The Group operates mainly in branches of the following segments: infra-red optics and laser measurement instruments. The main operations are development, manufacturing and marketing of products.

2.

All of the segment’s revenue and expenses are directly attributed to the business segments. Some of the expenses which are joint to the two segments are allocated to the segments on a reasonable basis.

3.

The segment’s assets include all of the operational assets that the segment uses and are comprised mainly of trade receivables, inventory, fixed assets and other assets. While most of these assets can be attributed to a certain segment, the amounts of certain assets that serve the two segments jointly are allocated to each segment on a reasonable basis.

The segment’s liabilities are operational liabilities that derive from the segment’s manufacturing activity and which either contribute directly to the segment or can be allocated to the segment on a reasonable basis (trade payables, payables accrued liabilities).

b.	Reporting on operating segments:

Information on profit and loss:

	Year ended December 31, 2010
	Infra-red optics	Laser measurement instruments	Other	Adjustments	Total consolidated
	U.S. dollars in thousands
Revenue
Revenue	65,878	33,246	9,333	(698)	107,759
Results
Segment income	4,042	6,363	177	(92)	10,490
Finance income					338
Finance expenses					(1,729)

Income before taxes on income					9,099

	Year ended December 31, 2009
	Infra-red optics	Laser measurement instruments	Other	Adjustments	Total consolidated
	U.S. dollars in thousands
Revenue
Revenue	66,265	25,509	10,427	(636)	101,565
Results
Segment results	6,588	3,720	1,120	(202)	11,226
Finance income					402
Finance expenses					(2,260)

Income before taxes on income					9,368

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 26:- OPERATING SEGMENTS (Cont.)

c.	Additional information on revenues:

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Revenue from major customers who are each responsible for 10% or more of the total revenue reported in the financial statements:
Customer A—infra-red optics segment	6,931	20,470
Customer B—infra-red optics segment	13,955	4,398

	20,886	24,868

Information on the balance sheets

	December 31, 2010
	Infra-red optics	Laser measurement instruments	Other	Total consolidated
	U.S. dollars in thousands
Additional information
Segment assets	67,476	26,728	4,965	99,169
Joint assets that are not allocated				20,528

Total consolidated assets				119,697

Segment liabilities	9,310	7,070	3,114	19,494
Joint liabilities that are not allocated				24,559

Total consolidated liabilities				44,053

Equity investments	5,546	3,188	666	9,400
Depreciation and amortization	4,533	2,386	293	7,212

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 26:- OPERATING SEGMENTS (Cont.)

	December 31, 2009
	Infra-red optics	Laser measurement instruments	Other	Total consolidated
	U.S. dollars in thousands
Additional information
Segment assets	65,336	23,098	4,675	93,109
Joint assets that are not allocated				19,664

Total consolidated assets				112,773

Segment liabilities	8,527	4,751	3,860	17,138
Joint liabilities that are not allocated				24,308

Total consolidated liabilities				41,446

Equity investments	10,054	3,022	221	13,297
Depreciation	3,844	1,751	202	5,797

d.	Geographical information:

Revenue reported in the financial statements were generated in the Company’s country of residence (Israel) and abroad, based on customer location, as follows:

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Revenue from sales by geographic markets(by customer location)
Israel	17,091	19,367
North America	51,332	51,272
Europe	19,132	18,873
Far East	18,731	11,056
Other	1,473	997

	107,759	101,565

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 26:- OPERATING SEGMENTS (Cont.)

The carrying amount of fixed assets (fixed assets and intangible assets) by country of residence (Israel) and abroad, based on the location of the assets, as follows:

	Segment assets		Equity investments
	Year ended December 31		Year ended December 31
	2010	2009	2010	2009
	U.S. dollars in thousands
Israel	74,349	72,862	6,082	8,922
North America	37,412	33,234	3,077	3,878
Europe	2,444	1,914	4	8
Far East	5,492	4,763	237	489

Total	119,697	112,773	9,400	13,297

NOTE 27:- BALANCES AND TRANSACTIONS WITH INTERESTED PARTIES AND RELATED PARTIES

a.	Balances with interested parties and related parties

Composition:

As of December 31, 2010

	Regarding terms see Note	Key management personnel	Other interested parties and related parties
		U.S. dollars in thousands
Other accounts receivable		—	5
Other accounts payable	20b-6	183	256
Employee benefit liabilities , net	20b-6	200	517

As of December 31, 2009

	Regarding terms see Note	Key management personnel	Other interested parties and related parties
		U.S. dollars in thousands
Other accounts receivable
Other accounts payable	20b-6	133	220
Employee benefit liabilities , net	20b-6	165	461

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 27:- BALANCES AND TRANSACTIONS WITH INTERESTED PARTIES AND RELATED PARTIES (Cont.)

b.	Benefits to related parties and interested parties:

	Year ended December 31
	2010	2009
	U.S. dollars in thousands
Salary and related expenses to those employed by the Company or on its behalf	802	841
Directors’ fee to those who are not employed by the Company or on its behalf	118	98
The number of people to whom the salary and benefits relate
Related parties and interested parties employed by the Company or on its behalf	3	3
Directors who are not employed by the Company	7	7
Interested parties who are not employed	1	1

	11	11

c.	Benefits in respect of the employment of key management personnel who are employed at the Company:

	Year ended December 31
	2010		2009
		Amount		Amount
	Number of people	U.S. dollars in thousands	Number of people	U.S. dollars in thousands
Short-term benefits		1,019		911
Post-employment benefits		35		(20)
Share-based payment		53		81

	6	1,107	6	972

d.	Transactions with interested parties and related parties:

Year ended December 31, 2010

	Regarding terms see Note	Key management personnel	Other interested parties and related parties
		U.S. dollars in thousands
Research and development expenses	20b6	—	212
General and administrative expenses	20b6	1,107	715

		1,107	927

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

NOTE 27:- BALANCES AND TRANSACTIONS WITH INTERESTED PARTIES AND RELATED PARTIES (Cont.)

Year ended December 31, 2009

	Regarding terms see Note	Key management personnel	Other interested parties and related parties
		U.S. dollars in thousands
Research and development expenses	20b6	—	221
General and administrative expenses	20b6	972	736

		972	957

OPHIR OPTRONICS LTD.

NOTES TO CONSOLIDATED STATEMENTS

U.S. dollars in thousands

LIST OF SUBSIDIARIES

AS OF DECEMBER 31, 2010

		The Company’s holding rate
		%
1.	Optical Metrology Ltd.	80.1
2.	Control Dimensionnel Optique (100% held by Optical Metrology Ltd.)	80.1
3.	Optical Metrology Inc. (100% held by Optical Metrology Ltd.)	80.1
4.	Ophir Japan	66.6
5.	Ophir Optronics GmbH	75
6.	Ophir Holdings Inc.	100
7.	Ophir Optronics LLC (100% held by Ophir Holdings Inc.)	100
8.	Ophir Optics LLC (100% held by Ophir Holdings Inc.)	100
9.	Ophir Spiricon LLC (100% held by Ophir Holdings Inc.)	100
10.	Spiricon Power Products Inc. (100% held by Ophir Holdings Inc.)	100
11.	Ophir - Photon LLC (100% held by Ophir Holdings Inc.)	100
12.	Ophir Optics Europe GmbH	100
	Spiricon GmbH (100% held by Ophir Optics Europe GmbH) *)	100

*)	Since December 31, 2010.